SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 5, 2003

                       Riverview Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Washington State or other jurisdiction of incorporation	0-22957 Commission File Number	91-1838969 (I.R.S. Employer Identification No.)

900 Washington Street, Suite 900, Vancouver, Washington (Address of principal executive offices)	98660 (Zip Code)

Registrant's telephone number (including area code): (360) 693-6650

                     Not Applicable
(Former name or former address, if changed since last report)

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Item 5. Other Events

        On February 5, 2003, Riverview Bancorp, Inc. ("Riverview Bancorp") and its wholly-owned subsidiary, Riverview Community Bank, entered into an Agreement and Plan of Merger (the "Agreement") with Today's Bancorp, Inc. ("Today's Bancorp") and its wholly-owned subsidiary, Today's Bank, Vancouver, Washington. Under the terms of the Agreement, Today's Bancorp will be merged with and into Riverview Bancorp. Subsequently, Today's Bank will merge with and into Riverview Community Bank and Today's Bank offices will become offices of Riverview Community Bank.

        Under the terms of the agreement, Today's Bancorp shareholders may elect to receive either shares of Riverview Bancorp common stock or cash in exchange for their shares of Today's Bancorp common stock. The election of Today's Bancorp shareholders will be subject to the requirement that the transaction qualify as a tax free reorganization. The aggregate purchase price for the transaction (including cash payments for the cancellation of options and warrants) is approximately $16.7 million.

        Pursuant to the Agreement, Today's Bancorp has agreed to pay the Registrant a termination fee of $850,000 in the event the Agreement is terminated under certain conditions, including any agreement between Today's Bancorp and a third party to engage in a merger or consolidation.

        Consummation of the merger is subject to approval by Today's Bancorp's shareholders and the receipt of all required regulatory approvals. It is anticipated that the transaction will be completed by September 30, 2003. Each of the directors of Today's Bancorp have agreed to vote their shares in favor of the merger.

        Riverview Bancorp's management team and board of directors will remain intact following the merger.

        For additional information regarding the terms of the proposed transaction, reference is made to the Agreement and the joint press release dated February 5, 2003, which are attached hereto as Exhibits 2 and 99, respectively, and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

        Exhibit

2	Agreement and Plan of Merger dated February 5, 2003 by and among Riverview Bancorp, Inc., Riverview Community Bank, Today's Bancorp, Inc. and Today's Bank.

99	Joint Press Release dated February 5, 2003.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                                                RIVERVIEW BANCORP, INC.

DATE: February 5, 2003                                        By:    /s/ Patrick Sheaffer
                                                         Patrick Sheaffer
                                                                                         Chairman and Chief Executive Officer

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Exhibit 2


AGREEMENT AND PLAN OF MERGER

dated as of February 5, 2003

by and among

RIVERVIEW BANCORP, INC.

and

RIVERVIEW COMMUNITY BANK

and

TODAY'S BANCORP, INC.

and

TODAY'S BANK

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TABLE OF CONTENTS

Page

AGREEMENT AND PLAN OF MERGER	1

RECITALS	1

AGREEMENT	1

ARTICLE 1
DEFINITIONS

1.1	Definitions	1

ARTICLE 2
THE MERGERS AND RELATED MATTERS

2.1	Corporate Merger	6
	(a) Surviving Corporation	6
	(b) Articles of Incorporation and Bylaws	6
	(c) Effects of the Corporate Merger	6
	(d) Transfer of Assets	6
	(e) Assumption of Liabilities	6
2.2	The Bank Merger	7
	(a) The Continuing Bank	7
	(b) Rights, Etc.	7
	(c) Liabilities	7
	(d) Articles of Incorporation; Bylaws; Directors; Officers	7
2.3	Effective Time	7
2.4	Conversion of Today's Bancorp Common Stock	7
2.5	Riverview Common Stock	8
2.6	Dissenting Shares	8
2.7	Fractional Shares	8
2.8	Anti-Dilution Provisions	9
2.9	Options/Restricted Stock	9
2.10	Major Shareholder	9
2.11	Election and Exchange Procedures	9
2.12	Closing	12
2.13	Withholding Rights	13
2.14	Reservation of Right to Revise Transaction	13
2.15	Additional Actions	13

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF RIVERVIEW AND RIVERVIEW COMMUNITY BANK

3.1	Organization and Corporate Authority of Riverview	13
3.2	Organization and Qualification of Riverview Community Bank	13
3.3	Authorization, Execution and Delivery; Merger Agreement Not in Breach	14
3.4	No Legal Bar	14
3.5	Government Approvals	14
3.6	Riverview Financial Statements	15
3.7	Absence of Certain Changes	15
3.8	Capitalization of Riverview
(ii)
3.9	Capitalization of Riverview Community Bank	15
3.10	Financial Ability	15
3.11	Statements True and Correct	15
3.11	Disclosure	15

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF TODAY'S BANCORP AND TODAY'S BANK

4.1	Organization and Qualification of Today's Bancorp and Subsidiaries	16
4.2	Organization and Qualification of Today's Bank	16
4.3	Authorization, Execution and Delivery; Merger Agreement Not in Breach	16
4.4	No Legal Bar	17
4.5	Government and Other Approvals	17
4.6	Compliance With Law	17
4.7	Charter Documents	17
4.8	Financial Statements	17
4.9	Absence of Certain Changes	18
4.10	Deposits	19
4.11	Properties	19
4.12	Today's Bancorp Subsidiaries	19
4.13	Condition of Fixed Assets and Equipment	19
4.14	Tax Matters	20
4.15	Litigation	20
4.16	Hazardous Materials	20
4.17	Insurance	22
4.18	Labor and Employment Matters	23
4.19	Records and Documents	23
4.20	Capitalization of Today's Bancorp	23
4.21	Capitalization of Today's Bank	24
4.22	Sole Agreement	24
4.23	Disclosure	24
4.24	Absence of Undisclosed Liabilities	24
4.25	Allowance for Loan Losses	24
4.26	Compliance with Laws	25
4.27	Absence of Regulatory Actions	25
4.28	Employee Benefit Plans	25
4.29	Material Contracts	29
4.30	Material Contract Defaults	30
4.31	Reports	31
4.32	Statements True and Correct	31
4.33	Brokers and Finders	31
4.34	Derivatives Contracts; Structured Notes, Etc.	31
4.35	Loans	31
4.36	Anti-takeover Provisions Inapplicable	32
4.37	Expenses	32

ARTICLE 5
COVENANTS OF RIVERVIEW

5.1	Regulatory Approvals	32
5.2	Preparation of Registration Statement	32
5.3	Registration Statement Effectiveness	32
5.4	Employees and Employee Benefits	32
(iii)
5.5	Reasonable Efforts to Close	33
5.6	Insurance	34
5.7	Access	34
5.8	Conduct of Business	34
5.9	Nasdaq	34

ARTICLE 6
COVENANTS OF TODAY'S BANCORP AND TODAY'S BANK

6.1	Shareholders' Meeting	34
6.2	Conduct of Business -- Affirmative Covenants	35
6.3	Conduct of Business -- Negative Covenants	36
6.4	Conduct of Business -- Certain Actions	39
6.5	Accruals and Reserves	39
6.6	Access; Information	39
6.7	Affiliate Agreements	39

ARTICLE 7
CONDITIONS TO CLOSING

7.1	Conditions to the Obligations of Today's Bancorp and Today's Bank		40
	(a)	Performance	40
	(b)	Representations and Warranties	40
	(c)	Documents	40
	(d)	Opinion of Riverview's and Riverview Community Bank's Counsel	40
	(e)	Stock Price Termination	41
	(f)	No Material Adverse Change	41

7.2	Conditions to the Obligations of Riverview and Riverview Community Bank		42
	(a)	Performance	42
	(b)	Representations and Warranties	42
	(c)	Documents	42
	(d)	Destruction of Property	42
	(e)	Inspections Permitted	43
	(f)	No Material Adverse Change	43
	(g)	Opinion of Today's Bancorp's and Today's Bank's Counsel	43
	(h)	Other Business Combinations, Etc.	44
	(i)	Maintenance of Certain Covenants, Etc.	44
	(j)	Dissenting Shares	45
	(k)	Accruals and Reserves	45
	(l)	Non-competition Agreements	45
	(m)	Receipt of Affiliate Agreements	45
	(n)	Major Shareholders and Directors	45
	(o)	Agreement	45

7.3	Conditions to Obligations of All Parties		45
	(a)	No Pending or Threatened Claims	45
	(b)	Government Approvals and Acquiescence Obtained	45
	(c)	Effective Registration Statement	45
	(d)	Tax Opinion	45
	(e)	Shareholder Vote	46
	(f)	Market Listing	46

(iv)

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ARTICLE 8
TERMINATION

8.1	Termination	46
8.2	Effect of Termination	47
8.3	Riverview Fee	47

ARTICLE 9
GENERAL PROVISIONS

9.1	Notices	48
9.2	Assignability and Parties in Interest	49
9.3	Governing Law	49
9.4	Counterparts	49
9.5	Publicity	49
9.6	Entire Agreement	49
9.7	Severability	49
9.8	Modifications, Amendments and Waivers	49
9.9	Interpretation	50
9.10	Payment of Expenses	50
9.11	Equitable Remedies	50
9.12	Attorneys' Fees	50
9.13	No Waiver	50
9.14	Remedies Cumulative	50
9.15	Non-Survival of Representations and Warranties	51

Exhibit A Plan of Merger
Exhibit B Plan of Merger
Exhibit C Voting Agreement
Exhibit D Affiliate Agreement
Exhibit E Non-competition Agreement

(v)

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AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (the "Merger Agreement") is made and entered into this 5th day of February 2003, by and between RIVERVIEW BANCORP, INC., a corporation chartered and existing under the laws of the State of Washington ("Riverview"), TODAY'S BANCORP, INC. a corporation chartered and existing under the laws of the State of Washington ("Today's Bancorp"), RIVERVIEW COMMUNITY BANK, a federally chartered stock savings bank ("Riverview Community Bank"), and TODAY'S BANK, a commercial bank chartered and existed under the laws of the State of Washington ("Today's Bank").

RECITALS

            A.         Riverview, Today's Bancorp, Riverview Community Bank and Today's Bank, on the terms and conditions hereinafter set forth, desire to effect an acquisition transaction pursuant to which Riverview will acquire all of the shares of Today's Bancorp Common Stock (as hereinafter defined) outstanding at the Effective Time (as hereinafter defined) at a purchase price per share equal to the amount set forth in Section 2.4 hereof.

            B.         To effect the acquisition, Today's Bancorp shall be merged with and into Riverview (the "Corporate Merger") pursuant to the Plan of Merger substantially in the form attached hereto as Exhibit A. Riverview will be the surviving corporate entity in the Corporate Merger (the "Surviving Corporation"). Today's Bank shall be merged with and into Riverview Community Bank (the "Bank Merger") pursuant to the Plan of Merger substantially in the form attached hereto as Exhibit B. Riverview Community Bank will be the continuing financial institution (the "Continuing Bank").

            C.         The parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the Corporate Merger and also to prescribe various conditions to the Corporate Merger.

            D.         Concurrently with the execution and delivery of this Merger Agreement, and as an inducement to Riverview's willingness to enter into this Merger Agreement, each member of the Board of Directors of Today's Bancorp and each Major Shareholder of Today's Bancorp (as hereinafter defined) has entered into a Voting Agreement, in the form attached hereto as Exhibit C, with Riverview pursuant to which, among other things, they have agreed to vote in favor of approval of the transactions contemplated by this Merger Agreement at the Shareholders' Meeting (as hereinafter defined).

            E.         The respective Boards of Directors of Riverview, Today's Bancorp, Riverview Community Bank and Today's Bank have duly approved this Merger Agreement and have duly authorized its execution and delivery.

        NOW THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties (as hereinafter defined) agree as follows:

AGREEMENT

ARTICLE 1

DEFINITIONS

                    1.1         Definitions. As used in this Merger Agreement, the following terms have the definitions indicated:

                        "Acquisition Proposal" shall have the meaning assigned to such term in Section 6.4(a) of this Merger Agreement.

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                        "Affiliate" of a party means any person, partnership, corporation, association or other legal entity directly or indirectly controlling, controlled by or under common control, with that party.

                        "Aggregate Cash Consideration" shall have the meaning assigned to such term in Section 2.4(a) of this Merger Agreement.

                        "Aggregate Stock Consideration" shall have the meaning assigned to such term in Section 2.4(b) of this Merger Agreement.

                        "Applicable Environmental Laws" shall have the meaning assigned to such term in Section 4.16(a) of this Merger Agreement.

                        "Balance Sheet Date" shall have the meaning assigned to such term in Section 4.9 of this Merger Agreement.

                        "Bank Common Stock" shall have the meaning assigned to such term in Section 4.21 of this Merger Agreement.

                        "Bank Merger" shall, as described in Section 2.2 of this Merger Agreement, mean the merger of Today's Bank with and into Riverview Community Bank, which shall survive the Bank Merger as the Continuing Bank.

                        "BHCA" shall mean the Bank Holding Company Act.

                        "Cash Election Shares" shall have the meaning assigned to such term in Section 2.11(a) of this Merger Agreement.

                        "CERCLA" shall have the meaning set forth in Section 4.16(a) of this Merger Agreement.

                        "CERCLIS" shall have the meaning set forth in Section 4.16(c) of this Merger Agreement.

                        "Closing" shall have the meaning assigned to such term in Section 2.12 of this Merger Agreement.

                        "Closing Date" shall have the meaning assigned to such term in Section 2.12 of this Merger Agreement.

                        "Continuing Bank" shall mean Riverview Community Bank as the financial institution resulting from the consummation of the Bank Merger as set forth in Section 2.2(a) of this Merger Agreement.

                        "Continuing Employees" shall have the meaning assigned to such term in Section 5.4(a) of this Merger Agreement.

                        "Corporate Merger" shall, as described in Section 2.1 of this Merger Agreement, mean the merger of Today's Bancorp with and into Riverview, which shall survive the Corporate Merger as the Surviving Corporation.

                        "CRA" shall have the meaning assigned to such term in Section 4.26(c) of this Merger Agreement.

                        "Deposits" shall mean all deposits (including, but not limited to, certificates of deposit, savings accounts, NOW accounts and checking accounts) of Today's Bank.

                        "Derivatives Contract" shall have the meaning assigned to such term in Section 4.34 of this Merger Agreement.

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                        "Dissenting Shareholder" shall mean a Today's Bancorp Shareholder who makes a demand for dissenters' rights pursuant to Section 2.6 of this Merger Agreement.

                        "Effective Date of the Corporate Merger" shall mean that date on which the Effective Time shall have occurred.

                        "Effective Time" shall have the meaning assigned in Section 2.3 of this Merger Agreement.

                        "Election Deadline" shall have the meaning assigned in Section 2.11(b) of this Merger Agreement.

                        "Election Form" shall have the meaning assigned to such term in Section 2.11.(a) of this Merger Agreement.

                        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                        "ESOP" shall have the meaning assigned to such term in Section 4.28(a) of this Merger Agreement.

                        "Exchange Agent" shall mean the independent agent selected by Riverview to effect the exchange of certificates representing Today's Bancorp Common Stock described in Section 2.11 for the consideration described in Section 2.4.

                        "FDIC" means the Federal Deposit Insurance Corporation, or any successor thereto.

                        "FRB" shall mean the Board of Governors of the Federal Reserve System.

                        "GAAP" shall mean generally accepted accounting principles, consistently applied.

                        "Government Approvals" shall have the meaning assigned to such term in Section 3.5 of this Merger Agreement.

                        "Hazardous Substances" shall have the meaning set forth in Section 4.16(a) of this Merger Agreement.

                        "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended.

                        "Loan Property" shall have the meaning assigned to such term in Section 4.16(a) of this Merger Agreement.

                        "Major Shareholder" shall have the meaning assigned to such term in Section 2.10 of this Merger Agreement.

                        "Merger Agreement" means this Agreement and Plan of Merger (including Exhibit A and Exhibit B) and all exhibits and schedules annexed to, and incorporated by specific reference as a part of, this Merger Agreement.

                        "NASD" means the National Association of Securities Dealers, Inc.

                        "No-Election Shares" shall have the meaning assigned in Section 2.11(a) of this Merger Agreement.

                        "Officer" shall have the meaning set forth in Section 4.9(k) of this Merger Agreement.

                        "OTS" shall mean the Office of Thrift Supervision.

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                        "Parties" shall mean Today's Bancorp, Today's Bank, Riverview and Riverview Community Bank collectively; Today's Bancorp or Today's Bank on the one hand, or Riverview and Riverview Community Bank on the other hand, may sometimes be referred to as a "Party."

                        "Pension Plan" shall mean any employee pension benefit plan as such term is defined in Section 3(2) of ERISA which is maintained by the referenced Party.

                        "Per Share Cash Consideration" shall have the meaning assigned to such term in Section 2.4(a) of this Merger Agreement.

                        "Per Share Stock Consideration" shall have the meaning assigned to such term in Section 2.4(a) of this Merger Agreement.

                        "Person" shall mean any natural person, fiduciary, corporation, partnership, joint venture, association, business trust or any other entity of any kind.

                        "Plans of Merger" shall mean the Plan of Merger substantially in the form of Exhibit A hereto to be executed by authorized representatives of Today's Bancorp and Riverview and filed with the Secretary of State of the State of Washington providing for the Corporate Merger of Today's Bancorp with and into Riverview as contemplated by Section 2.1 of this Merger Agreement, and the Plan of Merger substantially in the form of Exhibit B hereto to be executed by authorized representatives of Today's Bank and Riverview Community Bank and filed with the OTS and Washington Department providing for the Bank Merger of Today's Bank into Riverview Community Bank as contemplated by Section 2.2 of this Merger Agreement.

                        "Property" shall have the meaning assigned to such term in Section 4.16(a) of this Merger Agreement.

                        "Proxy Statement/Prospectus" shall mean the proxy statement to be used by Today's Bancorp to solicit proxies with a view to securing the approval of the Today's Bancorp Shareholders of this Merger Agreement and the Plans of Merger, which shall also serve as the prospectus for the shares of Riverview Common Stock to be issued to the Today's Bancorp Shareholders.

                        "Realty" means the real property of Today's Bank owned or leased by Today's Bank or any Subsidiary of Today's Bank.

                        "Records" means all available records, minutes of meetings of the Board of Directors, committees and Today's Bancorp Shareholders and Today's Bank, original instruments and other documentation, pertaining to Today's Bancorp and Today's Bank, Today's Bancorp's and Today's Bank's assets (including plans and specifications relating to the Realty), and liabilities, the Today's Bancorp Common Stock, the Deposits and the loans, and all other business and financial records which are necessary or customary for use in the conduct of Today's Bancorp's and Today's Bank's business by Today's Bancorp and Today's Bank on and after the Effective Time as it was conducted prior to the Closing Date.

                        "Registration Statement" shall have the meaning assigned to such term in Section 5.2 of this Merger Agreement.

                        "Regulatory Authorities" shall mean, collectively, the Department of Justice, the FRB, the FDIC, the SEC, the OTS, the Washington Department or any other state or federal governmental or quasi-governmental entity which has, or may hereafter have, jurisdiction over any of the transactions described in this Merger Agreement.

                        "Release" shall have the meaning assigned to such term in Section 4.16(b)(i) of this Merger Agreement.

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                        "Riverview" shall mean Riverview Bancorp, Inc., a savings and loan holding company having its principal place of business in Vancouver, Washington, that is currently incorporated under the laws of the State of Washington.

                        "Riverview Common Stock" shall mean the common stock, par value $0.01 per share, of Riverview.

                        "Riverview Fee" shall have the meaning assigned to such term in Section 8.3 of this Merger Agreement.

                       "Riverview Financial Statements" shall have the meaning assigned to such term in Section 3.6 of this Merger Agreement.

                        "Riverview Option" shall mean an option to acquire shares of Riverview Common Stock.

                        "SEC" shall mean the Securities and Exchange Commission, or any successor thereto.

                        "SEC Documents" shall mean all reports, proxy statements and registration statements filed, or required to be filed, by a Party or any of its Subsidiaries pursuant to the Securities Laws, whether filed, or required to be filed, with the SEC, the OTS, the FRB, or with any other Regulatory Authority pursuant to the Securities Laws.

                        "Securities Laws" shall mean the Securities Act of 1933, as amended ("1933 Act"), the Securities Exchange Act of 1934, as amended ("1934 Act"), the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder, as well as any similar state securities laws and any similar rules and regulations promulgated by the applicable federal bank Regulatory Authorities.

                        "Shareholders' Meeting" shall mean the special meeting of Today's Bancorp Shareholders to be held pursuant to Section 6.1 of this Merger Agreement, including any adjournment or adjournments thereof.

                        "SLHCA" shall mean the Savings and Loan Holding Company Act.

                        "Stock Election Shares" shall have meaning assigned to such term in Section 2.11(a) of this Merger Agreement.

                        "Subsidiaries" shall mean all of those corporations, or other entities of which the entity in question owns or controls 5% or more of the outstanding voting equity securities either directly or through an unbroken chain of entities as to each of which 5% or more of the outstanding equity securities is owned directly or indirectly by its parent, and may sometimes be referred to as a "Subsidiary."

                        "Surviving Corporation" shall mean Riverview as the corporation resulting from the consummation of the Corporate Merger as set forth in Section 2.1(a) of this Merger Agreement.

                        "Today's Bank Financial Statements" shall have the meaning assigned to such term in Section 4.8(a) of this Merger Agreement.

                        "Today's Bancorp" shall mean Today's Bancorp, Inc., a bank holding company having its principal place of business in Vancouver, Washington.

                        "Today's Bancorp Common Stock" has the meaning assigned to such terms in Section 2.4(a) of this Merger Agreement.

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                        "Today's Bancorp Dissenting Shares" shall have the meaning assigned to such term in Section 2.6 of this Merger Agreement.

                        "Today's Bancorp Option" shall mean an option granted by Today's Bancorp under the Today's Bancorp Option Plan, as defined in Section 2.9 of this Merger Agreement, to purchase shares of Today's Bancorp Common Stock.

                        "Today's Bancorp Shareholders" shall mean the holders of the Today's Bancorp Common Stock.

                        "Today's Bancorp Warrants" shall have the meaning assigned to such term in Section 2.8 of this Merger Agreement.

                        "Voting Agreement" shall mean the Voting Agreement substantially in the form of Exhibit C hereto to be executed by each Major Shareholder and director of Today's Bancorp simultaneous with the execution and delivery of this Merger Agreement.

                        "Washington Department" shall mean the Department of Financial Institutions of the State of Washington.

                        "WBCA" shall mean the Washington Business Corporation Act.

ARTICLE 2

THE MERGERS AND RELATED MATTERS

                        2.1        Corporate Merger. Subject to the terms and conditions of this Merger Agreement, and pursuant to the provisions of the WBCA, the Home Owners Loan Act, as amended ("HOLA"), the BHCA and the rules and regulations promulgated thereunder, at the Effective Time (as hereinafter defined):

                                    (a)     Surviving Corporation. Today's Bancorp shall be merged with and into Riverview pursuant to the terms and conditions set forth herein and pursuant to the Plan of Merger attached hereto as Exhibit A. Upon consummation of the Corporate Merger, the separate existence of Today's Bancorp shall cease and Riverview shall continue as the Surviving Corporation.

                                    (b)     Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws of Riverview, in effect immediately prior to the Effective Time, shall become the Articles of Incorporation and Bylaws of the Surviving Corporation.

                                    (c)     Effects of the Corporate Merger. The separate existence of Today's Bancorp shall cease, and Today's Bancorp shall be merged with and into Riverview which, as the Surviving Corporation, shall thereupon and thereafter possess all of the assets, rights, privileges, appointments, powers, licenses, permits and franchises of the two merged corporations, whether of a public or a private nature, and shall be subject to all of the liabilities, restrictions, disabilities and duties of both Riverview and Today's Bancorp.

                                    (d)     Transfer of Assets. All rights, assets, licenses, permits, franchises and interests of Riverview and Today's Bancorp in and to every type of property, whether real, personal, or mixed, whether tangible or intangible, shall be deemed to be vested in Riverview as the Surviving Corporation by virtue of the Corporate Merger becoming effective and without any deed or other instrument or act of transfer whatsoever.

                                    (e)     Assumption of Liabilities. The Surviving Corporation shall become and be liable for all debts, liabilities, obligations and contracts of Riverview as well as those of Today's Bancorp, whether the same shall be matured or unmatured; whether accrued, absolute, contingent or otherwise; and whether or not reflected or


reserved against in the balance sheets, other financial statements, books of account or records of Riverview or Today's Bancorp.

                        2.2.      The Bank Merger. As soon as practicable following the Effective Time:

                                    (a)     The Continuing Bank. Today's Bank shall be merged into Riverview Community Bank pursuant to the terms and conditions set forth herein and pursuant to the Plan of Merger attached hereto as Exhibit B. Upon consummation of the Bank Merger, the separate existence of Today's Bank shall cease and Riverview Community Bank shall survive as the Continuing Bank.

                                    (b)     Rights, Etc. The Continuing Bank shall thereupon and thereafter possess all of the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of the institutions so merged; and all property, real, personal and mixed, and all debts due on whatever account, and all and every other interest, of or belonging to or due to each of the institutions so merged, shall be deemed to be vested in the Continuing Bank without further act or deed; and the title to any real estate or any interest therein, vested in each of such institutions, shall not revert or be in any way impaired by reason of the Bank Merger.

                                    (c)     Liabilities. The Continuing Bank shall thenceforth be responsible and liable for all the liabilities, obligations and penalties of each of the institutions so merged, in accordance with applicable law.

                                    (d)     Articles of Incorporation; Bylaws; Directors; Officers. The Articles of Incorporation and Bylaws of the Continuing Bank shall be those of Riverview Community Bank, as in effect immediately prior to the Bank Merger becoming effective. The directors and officers of Riverview Community Bank in office immediately prior to the Bank Merger becoming effective shall be the directors and officers of the Continuing Bank, who shall hold office until such time as their successors are elected and qualified.

                        2.3       Effective Time. As soon as practicable after each of the conditions set forth in Article 7 hereof have been satisfied or waived, the Parties will file, or cause to be filed, with the Secretary of State of the State of Washington such Articles of Merger as they may deem necessary or appropriate for the Corporate Merger which Articles of Merger shall be in the form required by and executed in accordance with the applicable provisions of the WBCA and the WBCA. The Corporate Merger shall become effective at such time as may be specified in such Articles of Merger (the "Effective Time"). The Bank Merger will be consummated as soon as practicable after the Corporate Merger at the discretion of Riverview.

                        2.4       Conversion of Today's Bancorp Common Stock. At the Effective Time:

                                    (a)     Subject to the other provisions in this Section 2.4, and Sections 2.11(d) and (e), each share of common stock of Today's Bancorp, no par value per share ("Today's Bancorp Common Stock"), issued and outstanding immediately prior to the Effective Time (except for Today's Bancorp Dissenting Shares, as defined herein) shall, by virtue of the Corporate Merger and without any action on the part of the holder thereof, be converted into the right to receive from Riverview, at the election of the holder thereof:

                           (i)     The number of shares of Riverview Common Stock equal to the quotient (the "Exchange Ratio") determined by dividing (x) the number of shares of Riverview Common Stock to be exchanged (determined in the manner provided in subsection (b) of this Section 2.4) by (y) forty-five percent (45%) of the number of shares of Today's Bancorp Common Stock outstanding at the Effective Time (the "Per Share Stock Consideration"); or

                            (ii)     A cash amount equal to the quotient (rounded to the nearest 0.01) determined by dividing (x) $8,689,928 (the "Aggregate Cash Consideration") by (y) fifty-five percent (55%) of the number of shares of Today's Bancorp Common Stock outstanding (including any shares of Today's Bancorp Common Stock that are outstanding as the result of the exercise of Today's Bancorp Options or Today's Bancorp Warrants) at the Effective Time (the "Per Share Cash Consideration").

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                                    (b)     The number of shares of Riverview Common Stock to be exchanged shall be determined by dividing (x) $7,109,940 (the "Aggregate Stock Consideration") by (y) the average of the closing sales price per share of Riverview Common Stock, as quoted on the Nasdaq National Market, for the 20-day trading period ending on the business day which is five (5) business days prior to the Effective Time provided that Riverview will not issue less than 426,596 shares or more than 521,395 shares. The closing sales price during the 20-day trading period shall be subject to appropriate adjustments in the event that Riverview Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities through reorganization, reclassification, stock dividend, stock split, reverse stock split or other like changes in Riverview's capitalization.

                                    (c)     Notwithstanding any other provision of this Merger Agreement, any shares of Today's Bancorp Common Stock issued and outstanding immediately prior to the Effective Time which are then owned beneficially or of record by Riverview or Today's Bancorp or by any direct or indirect Subsidiary of either of them or are held in the treasury of Today's Bancorp shall, by virtue of the Corporate Merger, be canceled without payment of any consideration therefor and without any conversion thereof.

                                    (d)     The holders of certificates representing shares of Today's Bancorp Common Stock shall as of the Effective Time cease to have any rights as stockholders of Today's Bancorp, except such rights, if any, as they may have pursuant to the WBCA. Each outstanding certificate which prior to the Effective Time represented Today's Bancorp Common Stock and that is not surrendered to the Exchange Agent in accordance with the procedures provided for in this Merger Agreement shall, except as otherwise herein provided, until duly surrendered to the Exchange Agent be deemed to evidence ownership of the number of shares of Riverview Common Stock or the right to receive the amount of cash into which such Today's Bancorp Common Stock shall have been converted.

                                    (e)     The stock transfer books of Today's Bancorp shall be closed and no transfer of shares of Today's Bancorp Common Stock shall be made thereafter.

                        2.5       Riverview Common Stock. At the Effective Time, the shares of Riverview Common Stock issued and outstanding immediately prior to the Effective Time shall, on and after the Effective Time, remain issued and outstanding as shares of Riverview Common Stock.

                        2.6       Dissenting Shares. Any shares of Today's Bancorp Common Stock held by a holder who dissents from the Corporate Merger in accordance with the WBCA and becomes entitled to obtain payment for the fair value of such shares of Today's Bancorp Common Stock pursuant to the applicable provisions of the WBCA shall be herein called "Today's Bancorp Dissenting Shares." Each outstanding share of Today's Bancorp Common Stock the holder of which has perfected his right to dissent under the WBCA and has not effectively withdrawn or lost such right as of the Effective Time shall not be converted into or represent a right to receive shares of Riverview Common Stock or cash hereunder, and the holder thereof shall be entitled only to such rights as are granted by the WBCA. Today's Bancorp shall give Riverview prompt notice upon receipt by Today's Bancorp of any such written demands for payment of the fair value of such shares of Today's Bancorp Common Stock and of withdrawals of such demands and any other instruments provided pursuant to the WBCA (any shareholder duly making such demand being hereinafter called a "Dissenting Shareholder"). Any payments made in respect of Today's Bancorp Dissenting Shares shall be made by Riverview. If any Dissenting Shareholder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment at or prior to the Election Deadline, such holder's shares of Today's Bancorp Common Stock shall be converted into a right to receive cash or Riverview Common Stock in accordance with the applicable provisions of this Merger Agreement. If such holder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment after the Election Deadline, each share of Today's Bancorp Common Stock of such holder shall be converted on a share by share basis into the right to receive cash.

                        2.7       Fractional Shares. Notwithstanding any other provision hereof, no fractional shares of Riverview Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Corporate Merger; instead, Riverview shall pay to each Today's Bancorp Shareholder who would otherwise be entitled to a fractional share an amount in cash determined by multiplying such fraction by the average of the closing

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sales price per share of Riverview Common Stock, as quoted on the Nasdaq National Market, for the 20-day trading period ending on the business day which is five (5) business days prior to the Effective Date of the Corporate Merger.

                        2.8       Anti-Dilution Provisions. In the event Riverview changes the number of shares of Riverview Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or recapitalization with respect to the outstanding Riverview Common Stock and the record date therefor shall be prior to the Effective Date of the Corporate Merger, the Exchange Ratio shall be proportionately adjusted.

                        2.9       Options/Restricted Stock. Options to acquire 72,000 shares of Today's Bancorp Common Stock (each a "Today's Bancorp Option") have been granted and remain outstanding pursuant to the Today's Bancorp 2000 Stock Option Plan (the "Today's Bancorp Option Plan") and warrants to acquire 497,179 shares of Today's Bancorp Common Stock (each a "Today's Bancorp Warrant") have been granted and remain outstanding pursuant to the Today's Bancorp 2002 Warrant Plan (the "Warrant Plan"). At the Effective Time of the Corporate Merger, each Today's Bancorp Option and Today's Bancorp Warrant that is then outstanding and unexercised, whether or not then vested, shall be canceled, and in lieu thereof the holders of such options and warrants shall be paid in cash an amount equal to the product of (i) the number of shares of Today's Bancorp Common Stock subject to such option or warrant at the Effective Time and (ii) the amount by which the Per Share Cash Consideration exceeds the exercise price per share of such option or warrant, net of any cash which must be withheld under federal and state income and employment tax requirements. The number of shares of Today's Bancorp Common Stock which are issuable upon exercise of Today's Bancorp Options and Today's Bancorp Warrants as of the date hereof is set forth on Schedule 2.9. At the Effective Time, the Today's Bancorp Option Plan and Warrant Plan shall be deemed terminated.

                       2.10      Major Shareholder. As used in this Merger Agreement, the term "Major Shareholder"shall mean any person who as of the date hereof owns or controls more than five percent (5%) of the issued and outstanding shares of Today's Bancorp Common Stock. Simultaneous with the execution and delivery of this Merger Agreement, each Major Shareholder and director of Today's Bancorp will execute and deliver to Riverview a Voting Agreement in the form attached hereto as Exhibit C.

                        2.11      Election and Exchange Procedures

                                    (a)     The parties shall designate an exchange agent to act as agent (the "Exchange Agent") for purposes of conducting the election procedure and the exchange procedure as described in this Section 2.11. No later than seven (7) business days following the Effective Time, Riverview shall cause the Exchange Agent to mail or make available to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of Today's Bancorp Common Stock (i) a notice and letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the certificates theretofore representing shares of Today's Bancorp Common Stock shall pass only upon proper delivery of such certificates to the Exchange Agent) advising such holder of the anticipated effectiveness of the Corporate Merger and the procedure for surrendering to the Exchange Agent such certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of Today's Bancorp Common Stock in exchange for the consideration set forth in Section 2.4 hereof deliverable in respect thereof pursuant to this Merger Agreement and (ii) an election form in such form as Riverview and Today's Bancorp shall mutually agree ("Election Form"). Each Election Form shall permit the holder (or in the case of nominee record holders, the beneficial owner through proper instructions and documentation) (i) to elect to receive Riverview Common Stock with respect to all of such holder's Today's Bancorp Common Stock as hereinabove provided (the "Stock Election Shares"), (ii) to elect to receive cash with respect to all of such holder's Today's Bancorp Common Stock as hereinabove provided (the "Cash Election Shares"), or (iii) to indicate that such holder makes no such election with respect to such holder's shares of Today's Bancorp Common Stock (the "No-Election Shares"). Nominee record holders who hold Today's Bancorp Common Stock on behalf of multiple beneficial owners shall indicate how many of the shares held by them are Stock Election Shares, Cash Election Shares and No-Election Shares. Any shares of Today's Bancorp Common Stock with respect to which the holder thereof shall not, as of the Election Deadline (as hereinafter defined), have made such an election by submission to the Exchange Agent of an effective, properly completed Election Form shall be deemed to be No-Election Shares. Any Today's Bancorp Dissenting Shares shall be deemed to be Cash

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Election Shares, and with respect to such shares the holders thereof shall in no event be classified as Reallocated Stock Shares (as hereinafter defined).

                                    (b)     The term "Election Deadline" shall mean 5:00 p.m., Eastern Time, on the 20th business day following but not including the date of mailing of the Election Form or such other date as Riverview and Today's Bancorp shall mutually agree upon.

                                    (c)     Any election to receive Riverview Common Stock or cash shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form will be properly completed only if accompanied by certificates representing all shares of Today's Bancorp Common Stock covered thereby, subject to the provisions of subsection (h) below of this Section 2.11. Any Election Form may be revoked or changed by the person submitting such Election Form to the Exchange Agent by written notice to the Exchange Agent only if such notice is actually received by the Exchange Agent at or prior to the Election Deadline. The certificate or certificates representing Today's Bancorp Common Stock relating to any revoked Election Form shall be promptly returned without charge to the person submitting the Election Form to the Exchange Agent. The Exchange Agent shall have reasonable discretion to determine when any election, modification or revocation is received and whether any such election, modification or revocation has been properly made.

                                    (d)     Within ten (10) business days after the Election Deadline, the Exchange Agent shall effect the allocation among Today's Bancorp Shareholders of rights to receive Riverview Common Stock or cash in the Corporate Merger in accordance with the Election Forms as follows:

                                (i)     If the number of Cash Election Shares times the Per Share Cash Consideration is less than the Aggregate Cash Consideration, then:

                        (A)     all Cash Election Shares (subject to Section 2.6 with respect to Today's Bancorp Dissenting Shares) shall be converted into the right to receive cash,

                        (B)     No-Election Shares shall then be deemed to be Cash Election Shares to the extent necessary to have the total number of Cash Election Shares times the Per Share Cash Consideration equal the Aggregate Cash Consideration. If less than all of the No-Election Shares need to be treated as Cash Election Shares, then the Exchange Agent shall select which No-Election Shares shall be treated as Cash Election Shares in such manner as the Exchange Agent shall determine, and all remaining No-Election Shares shall thereafter be treated as Stock Election Shares,

                        (C)     If all of the No-Election Shares are treated as Cash Election Shares under the preceding subsection and the total number of Cash Election Shares times the Per Share Cash Consideration is less than the Aggregate Cash Consideration, then the Exchange Agent shall convert on a pro rata basis as described below a sufficient number of Stock Election Shares into Cash Election Shares ("Reallocated Cash Shares") such that the sum of the number of Cash Election Shares plus the number of Reallocated Cash Shares times the Per Share Cash Consideration equals the Aggregate Cash Consideration, and all Reallocated Cash Shares will be converted into the right to receive cash, and

                        (D)     the Stock Election Shares which are not Reallocated Cash Shares shall be converted into the right to receive Riverview Common Stock.

                                (ii)     If the number of Cash Election Shares times the Per Share Cash Consideration is greater than the Aggregate Cash Consideration, then:

                        (A)     all Stock Election Shares and all No-Election Shares shall be converted into the right to receive Riverview Common Stock,

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                        (B)     the Exchange Agent shall convert on a pro rata basis as described below a sufficient number of Cash Election Shares (excluding any Today's Bancorp Dissenting Shares)("Reallocated Stock Shares") such that the number of remaining Cash Election Shares (including Today's Bancorp Dissenting Shares) times the Per Share Cash Consideration equals the Aggregate Cash Consideration, and all Reallocated Stock Shares shall be converted into the right to receive Riverview Common Stock, and

                        (C)     the Cash Election Shares (subject to Section 2.6 with respect to Today's Bancorp Dissenting Shares) which are not Reallocated Stock Shares shall be converted into the right to receive cash.

                            (iii)     If the number of Cash Election Shares times the Per Share Cash Consideration is equal to the Aggregate Cash Consideration, then subparagraphs (d)(i) and (ii) above shall not apply and all No-Election Shares and all Stock Election Shares will be converted into the right to receive Riverview Common Stock.

                                    (e)     In the event that the Exchange Agent is required pursuant to Section 2.11(d)(i)(3) to convert some Stock Election Shares into Reallocated Cash Shares, each holder of Stock Election Shares shall be allocated a pro rata portion of the total Reallocated Cash Shares. In the event the Exchange Agent is required pursuant to Section 2.11(d)(ii)(2) to convert some Cash Election Shares into Reallocated Stock Shares, each holder of Cash Election Shares shall be allocated a pro rata portion of the total Reallocated Stock Shares.

                                    (f)     At the Effective Time, Riverview shall deliver to the Exchange Agent the number of shares of Riverview Common Stock issuable and the amount of cash payable in the Corporate Merger (which shall be held by the Exchange Agent in trust for the holders of Today's Bancorp Common Stock and invested only in deposit accounts of an FDIC-insured institution, direct obligations of the U.S. Government or obligations issued or guaranteed by an agency thereof which carry the full faith and credit of the United States). No later than ten (10) business days after the receipt of a properly completed letter of transmittal and other required documents, the Exchange Agent shall distribute Riverview Common Stock and cash as provided herein. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of Riverview Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the persons entitled thereto.

                                    (g)     After the completion of the foregoing allocation, each holder of an outstanding certificate or certificates which prior thereto represented shares of Today's Bancorp Common Stock who surrenders such certificate or certificates to the Exchange Agent will, upon acceptance thereof by the Exchange Agent, be entitled to a certificate or certificates representing the number of full shares of Riverview Common Stock and/or the amount of cash into which the aggregate number of shares of Today's Bancorp Common Stock previously represented by such certificate or certificates surrendered shall have been converted pursuant to this Merger Agreement and, if such holder's shares of Today's Bancorp Common Stock have been converted into Riverview Common Stock, any other distribution theretofore paid with respect to Riverview Common Stock issuable in the Corporate Merger, in each case without interest. The Exchange Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. Each outstanding certificate which prior to the Effective Time represented Today's Bancorp Common Stock and which is not surrendered to the Exchange Agent in accordance with the procedures provided for herein shall, except as otherwise herein provided, until duly surrendered to the Exchange Agent be deemed to evidence ownership of the number of shares of Riverview Common Stock or the right to receive the amount of cash into which such Today's Bancorp Common Stock shall have been converted. After the Effective Time, there shall be no further transfer on the records of Today's Bancorp of certificates representing shares of Today's Bancorp Common Stock and if such certificates are presented to Today's Bancorp for transfer, they shall be cancelled against delivery of certificates for Riverview Common Stock or cash as hereinabove provided. No dividends which have been declared will be remitted to any person entitled to receive shares of Riverview Common Stock under this Section 2.11 until such person surrenders the certificate or certificates

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representing Today's Bancorp Common Stock, at which time such dividends shall be remitted to such person, without interest.

                                    (h)     Riverview shall not be obligated to deliver cash and/or a certificate or certificates representing shares of Riverview Common Stock to which an Today's Bancorp Shareholder would otherwise be entitled as a result of the Corporate Merger until such holder surrenders the certificate or certificates representing the shares of Today's Bancorp Common Stock for exchange as provided in this Section 2.11, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond as may be required by the Exchange Agent. If any certificates evidencing shares of Riverview Common Stock are to be issued in a name other than that in which the certificate evidencing Today's Bancorp Common Stock surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed or accompanied by an executed form of assignment separate from the certificate and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a certificate for shares of Riverview Common Stock in any name other than that of the registered holder of the certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

                                    (i)     Any portion of the shares of Riverview Common Stock and cash delivered to the Exchange Agent by Riverview pursuant to Section 2.11(f) that remains unclaimed by the Today's Bancorp Shareholders for six (6) months after the Effective Time (as well as any proceeds from any investment thereof) shall be delivered by the Exchange Agent to Riverview. Any Today's Bancorp Shareholders who have not theretofore complied with Section 2.11(g) shall thereafter look only to Riverview for the consideration deliverable in respect of each share of Today's Bancorp Common Stock such shareholder holds as determined pursuant to this Merger Agreement without any interest thereon. If outstanding certificates for shares of Today's Bancorp Common Stock are not surrendered or the payment for them is not claimed prior to the date on which such shares of Riverview Common Stock or cash would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of Riverview (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any person previously entitled to such property. Neither the Exchange Agent nor any party to this Merger Agreement shall be liable to any holder of stock represented by any certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Riverview and the Exchange Agent shall be entitled to rely upon the stock transfer books of Today's Bancorp to establish the identity of those persons entitled to receive consideration specified in this Merger Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any certificate, Riverview and the Exchange Agent shall be entitled to deposit any consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

                       2.12     Closing. Subject to the provisions of Article 7 hereof, the closing of the transactions contemplated by this Merger Agreement (the "Closing") shall take place as soon as practicable after satisfaction or waiver of all of the conditions to Closing, and shall be on such date, time and location as is mutually agreed to by Riverview and Today's Bancorp. At the Closing the Parties shall use their respective best efforts to deliver the certificates, letters and opinions which constitute conditions to effecting the Corporate Merger and the Bank Merger and each Party will provide the other Parties with such proof or indication of satisfaction of the conditions to the obligations of such other Parties to consummate the Corporate Merger and the Bank Merger as such other Parties may reasonably require. If all conditions to the obligations of each of the Parties shall have been satisfied or lawfully waived by the Party entitled to the benefits thereof, the Parties shall, at the Closing, duly execute the Plans of Merger for filing with the Secretary of State of the State of Washington and promptly thereafter shall take all steps necessary or desirable to consummate the Corporate Merger in accordance with all applicable laws, rules and regulations and the Plan of Merger which is attached hereto as Exhibit A and incorporated by reference as part of this Merger Agreement. The Bank Merger will be consummated as soon as practicable after the Corporate Merger at the discretion of Riverview and pursuant to the terms of the Plan of Merger which is attached hereto as Exhibit B. The Parties shall thereupon take such other and further actions as may be required by law or this Merger Agreement to consummate the transactions contemplated herein. The date on which the Closing actually occurs is herein referred to as the "Closing Date."

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                        2.13     Withholding Rights. Riverview (through the Exchange Agent, if applicable) shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Merger Agreement to any Today's Bancorp Shareholder such amounts as Riverview is required under the Internal Revenue Code or any provision of state, local or foreign tax law to deduct and withhold with respect to the making of such payment. Any amounts so withheld shall be treated for all purposes of this Merger Agreement as having been paid to a Today's Bancorp Shareholder in respect of which such deduction and withholding was made by Riverview.

                        2.14     Reservation of Right to Revise Transaction. Riverview shall have the unilateral right to revise the method of effecting either the Corporate Merger, the Bank Merger or both in order to achieve tax benefits or for any other reason which Riverview may deem advisable; provided, however, that Riverview shall not have the right, without the prior written approval of the Board of Directors of Today's Bancorp, and, if required, the approval of the Today's Bancorp Shareholders, to make any revision to the structure of the Corporate Merger which changes the amount or kind of the consideration which the Today's Bancorp Shareholders are entitled to receive (determined in the manner provided in Section 2.4 of this Merger Agreement) or adversely affect the tax treatment of Today's Bancorp Shareholders. Riverview may exercise this right of revision by giving written notice thereof to Today's Bancorp in the manner provided in Section 9.1 of this Merger Agreement.

                        2.15     Additional Actions. If at any time after the Effective Time the Surviving Corporation shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its rights, title or interest in, to or under any of the rights, properties or assets of Today's Bancorp acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Corporate Merger, or (ii) otherwise carry out the purposes of this Merger Agreement, Today's Bancorp and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Merger Agreement; and the proper officers and directors of the Surviving Corporation are fully authorized in the name of Today's Bancorp or otherwise to take any and all such action.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF RIVERVIEW AND RIVERVIEW COMMUNITY BANK

                        Each of Riverview and Riverview Community Bank hereby represents and warrants to Today's Bancorp and Today's Bank as follows:

                        3.1     Organization and Corporate Authority of Riverview. Riverview is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington. Riverview is registered as a savings and loan holding company with the OTS and engages only in activities permitted by the HOLA and the rules and regulations promulgated by the OTS thereunder. Riverview (i) has the requisite corporate power and authority to own, operate and lease its material properties and carry on its businesses as they are currently being conducted; (ii) is in good standing and is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its business makes such qualification necessary and where the failure to so qualify would individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), affairs, business, assets or prospects of Riverview and; (iii) has in effect all federal, state, local and foreign governmental authorizations, permits and licenses necessary for it to own or lease its properties and assets and to carry on its businesses as they are currently being conducted. The Articles of Incorporation and Bylaws of Riverview, as amended to date, are in full force and effect as of the date of this Merger Agreement.

                        3.2     Organization and Qualification of Riverview Community Bank. Riverview Community Bank is a federally-chartered stock savings bank, duly organized, validly existing and in good standing under the laws of the United States and engages only in activities (and holds properties only of the types) permitted by the OTS and the FDIC and the rules and regulations promulgated thereby for insured depository institutions. Riverview Community Bank (a)

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has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is currently being conducted and (b) is in good standing and is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its business makes such qualification necessary and where the failure to so qualify would individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), affairs, business, assets or prospects of Riverview Community Bank and all Riverview Subsidiaries, taken as a whole. Riverview Community Bank's deposit accounts are insured by the FDIC to the fullest extent permitted under applicable law.

                        3.3         Authorization, Execution and Delivery; Merger Agreement Not in Breach.

                                        (a)     Riverview and Riverview Community Bank have all requisite corporate power and authority to execute and deliver this Merger Agreement and to consummate the transactions contemplated hereby. This Merger Agreement, and all other agreements and instruments contemplated to be executed in connection herewith by Riverview and Riverview Community Bank, have been (or upon execution will have been) duly executed and delivered by Riverview and Riverview Community Bank, have been (or upon execution will have been) effectively authorized by all necessary action, corporate or otherwise, and no other corporate proceedings on the part of Riverview and Riverview Community Bank are (or will be) necessary to authorize such execution and delivery, and, subject to receipt of any required Government Approvals, constitute (or upon execution will constitute) legal, valid and enforceable obligations of Riverview and Riverview Community Bank, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and to the application of equitable principles and judicial discretion.

                                        (b)     The execution and delivery of this Merger Agreement, the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under (or an event which, with the passage of time or the giving of notice or both, would constitute a default under), or conflict with, or permit the acceleration of any obligation under, (i) any material mortgage, lease, covenant, agreement, indenture or other instrument to which Riverview and Riverview Community Bank are a party or by which Riverview or Riverview Community Bank or their respective properties or any of their respective assets are bound, (ii) the Articles of Incorporation or Bylaws of Riverview and Riverview Community Bank, (iii) any material judgment, decree, order or award of any court, governmental body or arbitrator by which Riverview and Riverview Community Bank are bound, or (iv) any material permit, concession, grant, franchise, license, law, statute, ordinance, rule or regulation applicable to Riverview and Riverview Community Bank or their respective properties; or result in the creation of any lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever upon the property or assets of Riverview and Riverview Community Bank, except that the Government Approvals shall be required in order for Riverview and Riverview Community Bank to consummate the Corporate Merger.

                        3.4     No Legal Bar. Neither Riverview nor Riverview Community Bank is a party to, subject to or bound by any agreement, judgment, order, writ, prohibition, injunction or decree of any court or other governmental body of competent jurisdiction which would prevent the execution of this Merger Agreement by Riverview or Riverview Community Bank, its delivery to Today's Bancorp and Today's Bank or (upon receipt of Governmental Approvals) the consummation of the transactions contemplated hereby, and no action or proceeding is pending or threatened against Riverview or Riverview Community Bank in which the validity of this Merger Agreement, any of the transactions contemplated hereby or any action which has been taken by any of the Parties in connection herewith or in connection with any of the transactions contemplated hereby is at issue.

                        3.5     Government Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local governmental authority is required to be made or obtained by Riverview or Riverview Community Bank in connection with the execution and delivery of this Merger Agreement or the consummation of the transactions contemplated hereby by Riverview or Riverview Community Bank, except for the prior approval of the FRB, the FDIC, the OTS, the Washington Department, the SEC and such other agencies as may have jurisdiction (collectively, the "Government Approvals"). Riverview and Riverview Community Bank are not aware

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of any facts, circumstances or reasons why such Government Approvals should not be forthcoming or which would prevent or hinder such approvals from being obtained.

                        3.6     Riverview Financial Statements. The consolidated balance sheets of Riverview as of March 31, 2002 and 2001, and the related consolidated statements of income and changes in stockholders' equity and cash flows of Riverview for the years ended March 31, 2002, 2001 and 2000 which were included in Riverview's Annual Report on Form 10-K for the fiscal year ended March 31, 2002 as filed with the SEC and the comparative interim financial statements for any subsequent quarter ending after March 31, 2002 and prior to the date hereof included in Riverview's Quarterly Reports on Form 10-Q as filed with the SEC (collectively, the "Riverview Financial Statements") (i) were prepared from the books and records of Riverview, which are complete and accurate in all material respects and have been maintained in accordance with good business practices; (ii) were prepared in accordance with GAAP and comply in all material respects with applicable accounting requirements and published rules and regulations of the SEC; (iii) accurately present Riverview's consolidated financial condition and the consolidated results of its operations, changes in stockholders' equity and cash flows as stated including any amendments thereto at the relevant dates thereof and for the periods covered thereby (subject, in the case of financial statements for interim periods, to normal recurring adjustments); and (iv) do contain or reflect all necessary adjustments and accruals for an accurate presentation of Riverview's consolidated financial condition and the consolidated results of Riverview's operations and cash flows for the periods covered by the Riverview Financial Statements.

                        3.7     Absence of Certain Changes. Since March 31, 2002 there has not been any material adverse change in the financial condition or results of operations of Riverview, Riverview Community Bank and their respective subsidiaries taken as a whole.

                        3.8     Capitalization of Riverview. The authorized capital stock of Riverview consists of 50,000,000 shares of Riverview Common Stock and 250,000 shares of preferred stock having a par value of $0.01 per share. As of the close of business on January 24, 2003, 4,560,958 shares of Riverview Common Stock were issued and outstanding, no shares of Riverview Common Stock were held by Riverview as treasury stock and no shares of the preferred stock were issued and outstanding. As of the close of business on January 24, 2003, options to acquire 308,135 shares of Riverview Common Stock were outstanding.

                        3.9     Capitalization of Riverview Community Bank. The authorized capital stock of Riverview Community Bank consists of 4,000,000 shares of common stock having a par value of $1.00 per share and 1,000,000 shares of preferred stock. As of the date of this Merger Agreement, 1,000 shares of Riverview Community Bank's common stock were issued and outstanding, no shares of the common stock were held by Riverview Community Bank as treasury stock and no shares of preferred stock were issued and outstanding. All of the outstanding common stock of Riverview Community Bank is held beneficially and of record by Riverview, free and clear of any lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever.

                        3.10     Financial Ability. On the Effective Date, Riverview will have all funds necessary to pay the Aggregate Cash Consideration to the holders of Today's Bancorp Common Stock.

                        3.11     Statements True and Correct. None of the information to be supplied by Riverview for inclusion in the Proxy Statement/Prospectus, or any amendment thereof or supplement thereto, will be, at the time such documents are first mailed to the Today's Bancorp Shareholders or at the time of the Shareholder's Meeting, false or misleading with respect to any material fact, or will omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                        3.12     Disclosure. The information concerning, and the representations or warranties made by Riverview and Riverview Community Bank as set forth in this Merger Agreement, or in any document, statement, certificate or other writing furnished or to be furnished by Riverview and Riverview Community Bank to Today's Bancorp and Today's Bank pursuant hereto, do not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein which is necessary to make the statements and facts contained herein or therein, in light of the circumstances under which they were or are made, not false or misleading.

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Copies of all documents heretofore or hereafter delivered or made available to Today's Bancorp and Today's Bank by Riverview and Riverview Community Bank pursuant hereto were complete and accurate copies of such documents.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF TODAY'S BANCORP AND TODAY'S BANK

        Each of Today's Bancorp and Today's Bank hereby represents and warrants to Riverview and Riverview Community Bank as follows:

                        4.1     Organization and Qualification of Today's Bancorp and Subsidiaries. Today's Bancorp is a corporation, duly organized, validly existing and in good standing under the laws of the State of Washington. Today's Bancorp is registered as a bank holding company with the FRB and engages only in activities permitted by the BHCA and the rules and regulations promulgated by the FRB thereunder. The status of the proposed financial holding company decertification is set forth on Schedule 4.1. Today's Bancorp (a) has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is currently being conducted and (b) is in good standing and is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its business makes such qualification necessary and where the failure to so qualify would individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), affairs, business, assets or prospects of Today's Bancorp and Today's Bank, taken as a whole. The activities of Today's Bank are permitted for subsidiaries of bank holding companies pursuant to the BHCA.

                        4.2     Organization and Qualification of Today's Bank. Today's Bank is a Washington-chartered commercial bank, duly organized, validly existing and in good standing under the laws of the State of Washington and engages only in activities (and hold properties only of the types) permitted by Washington law and the FDIC and the rules and regulations promulgated thereby for insured depository institutions. Today's Bank (a) has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is currently being conducted and (b) is in good standing and is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its business makes such qualification necessary and where the failure to so qualify would individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), affairs, business, assets or prospects of Today's Bank. The Today's Bank's deposit accounts are insured by the FDIC to the fullest extent permitted under applicable law.

                        4.3     Authorization, Execution and Delivery; Merger Agreement Not in Breach.

                                        (a)     Today's Bancorp and Today's Bank have all requisite corporate power and authority to execute and deliver this Merger Agreement and the Plans of Merger and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Merger Agreement and the Plans of Merger and the consummation of the proposed transaction have been duly authorized by the Boards of Directors of Today's Bancorp and Today's Bank and, except for the approval of the Today's Bancorp Shareholders, no other corporate proceedings on the part of Today's Bancorp and Today's Bank are necessary to authorize the execution and delivery of this Merger Agreement and the Plans of Merger and the consummation of the transactions contemplated hereby and thereby. This Merger Agreement and all other agreements and instruments herein contemplated to be executed and delivered by Today's Bancorp and Today's Bank have been (or upon execution and delivery will have been) duly executed and delivered by Today's Bancorp and Today's Bank and (subject to any requisite shareholder approval and Government Approvals hereof) constitute (or upon execution and delivery will constitute) legal, valid and enforceable obligations of Today's Bancorp and Today's Bank, subject, as to enforceability, to applicable bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to the application of equitable principles and judicial discretion.

                                        (b)     The execution and delivery of this Merger Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of the terms hereof and thereof will not result in a violation or breach of any of the terms or provisions of, or constitute a default under (or an event which, with the passage of time or

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the giving of notice, or both, would constitute a default under), or conflict with, or permit the acceleration of, any obligation under (i) any mortgage, lease, covenant, agreement, indenture or other instrument to which Today's Bancorp or Today's Bank is a party or by which Today's Bancorp or Today's Bank is bound, (ii) the Articles of Incorporation or Bylaws of Today's Bancorp and Today's Bank, (iii) any judgment, decree, order, regulatory letter of understanding or award of any court, governmental body, authority or arbitrator or, (iv) (subject to the receipt of the Government Approvals) any permit, concession, grant, franchise, license, law, statute, ordinance, rule or regulation applicable to Today's Bancorp or Today's Bank or the properties of any of them; or result in the creation of any lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever upon the properties or assets of Today's Bancorp or Today's Bank.

                        4.4     No Legal Bar. Neither Today's Bancorp nor Today's Bank is a party to, or subject to, or bound by, any agreement or judgment, order, letter of understanding, writ, prohibition, injunction or decree of any court or other governmental authority or body, or any law which would prevent the execution of this Merger Agreement or the Plans of Merger by Today's Bancorp or Today's Bank, the delivery thereof to Riverview and Riverview Community Bank, or (upon receipt of Government Approvals) the consummation of the transactions contemplated hereby and thereby, and no action or proceeding is pending against Today's Bancorp or Today's Bank in which the validity of this Merger Agreement, the transactions contemplated hereby or any action which has been taken by any of the Parties in connection herewith or in connection with the transactions contemplated hereby is at issue.

                        4.5     Government and Other Approvals. Except for the Government Approvals described in Section 3.5 and the approvals and consents listed on Schedule 4.5 hereto, no consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local governmental authority is required to be made or obtained by Today's Bancorp or Today's Bank in connection with the execution and delivery of this Merger Agreement or the consummation of the transactions contemplated by this Merger Agreement nor is any consent or approval required from any landlord, licensor or other non-governmental party which has granted rights to Today's Bancorp or Today's Bank in order to avoid forfeiture or impairment of such rights. Neither Today's Bancorp nor Today's Bank is aware of any facts, circumstances or reasons why such Government Approvals should not be forthcoming or which would prevent or hinder such approvals from being obtained.

                        4.6     Compliance With Law. Today's Bancorp and Today's Bank hold all material licenses, franchises, permits and authorizations necessary for them to own or lease their respective properties and assets and for the lawful conduct of their respective businesses, as they are presently conducted, and except as disclosed in Schedule 4.6 hereto, Today's Bancorp and Today's Bank have complied in all material respects with all applicable statutes, laws, ordinances, rules and regulations of all federal, state and local governmental bodies, agencies and subdivisions having, asserting or claiming jurisdiction over Today's Bancorp and Today's Bank's properties or over any other part of Today's Bancorp's and Today's Bank's assets, liabilities or operations. The benefits of all of such licenses, franchises, permits and authorizations are in full force and effect and, to the best knowledge of Today's Bancorp and Today's Bank, may continue to be enjoyed by Today's Bancorp and Today's Bank subsequent to the Closing without any consent or approval. Neither Today's Bancorp nor Today's Bank has received notice of any proceeding for the suspension or revocation of any such license, franchise, permit, or authorization and no such proceeding is pending or has been threatened by any governmental authority.

                        4.7     Charter Documents. Included in Schedule 4.7 hereto are true and correct copies of the Articles of Incorporation and Bylaws of Today's Bancorp and Today's Bank. The Articles of Incorporation and Bylaws of Today's Bancorp and Today's Bank, as amended to date, are in full force and effect.

                        4.8     Financial Statements.

                                    (a)     Attached as Schedule 4.8(a) hereto are true copies of the consolidated balance sheets of Today's Bank as of December 31, 2001 and 2000, and the related consolidated statements of income and changes in stockholders' equity and cash flows of Today's Bank for the years ended December 31, 2001, 2000 and 1999 ("Today's Bank Financial Statements"). Such financial statements (i) were prepared from the books and records of Today's Bank, which are complete and accurate in all material respects and have been maintained in accordance with good business

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practices; (ii) were prepared in accordance with GAAP; (iii) accurately present Today's Bank's consolidated financial condition and the consolidated results of its operations, changes in stockholders' equity and cash flows as stated including any amendments thereto at the relevant dates thereof and for the periods covered thereby; and (iv) do contain or reflect all necessary adjustments and accruals for an accurate presentation of Today's Bank's consolidated financial condition and the consolidated results of Today's Bank's operations and cash flows for the periods covered by the Today's Bank Financial Statements.

                                    (b)     Today's Bancorp has delivered to Riverview (or will deliver, when available, with respect to periods ended after the date of this Merger Agreement) true, correct and complete copies of (i) all Call Reports, including any amendments thereto, filed with any Regulatory Authorities by Today's Bank (ii) all reports, including any amendments thereto filed with any Regulatory Authorities by Today's Bancorp, each for any quarter ending after December 31, 2001 and (iii) audited financial information in the form set forth in Section 4.8(a) for Today's Bancorp at and for the year ended December 31, 2002. Such reports (i) were (or will be) prepared from the books and records of Today's Bancorp or Today's Bank, which are complete and accurate in all material respects and have been maintained in accordance with good business practices; (ii) were (or will be) prepared in accordance with regulatory or generally accounting principles, as applicable, consistently applied; (iii) accurately present (or, when prepared, will present) Today's Bancorp's consolidated financial condition and the consolidated results of its operations and changes in stockholders' equity at the relevant dates thereof and for the periods covered thereby; and (iv) do contain or reflect (or, when prepared, will contain and reflect) all necessary adjustments and accruals for an accurate presentation of Today's Bancorp's consolidated financial condition and the consolidated results of Today's Bancorp's operations for the periods covered thereby.

                        4.9     Absence of Certain Changes. Except as disclosed in Schedule 4.9 or as provided for or contemplated in this Merger Agreement, since December 31, 2001 (the "Balance Sheet Date") there has not been:

                                    (a)     any material transaction by Today's Bancorp or Today's Bank not in the ordinary course of business and in conformity with past practice;

                                    (b)     any material adverse change in the business, property, assets (including loan portfolios), liabilities (whether absolute, accrued, contingent or otherwise), prospects, operations, liquidity, income, condition (financial or otherwise) or net worth of Today's Bancorp or Today's Bank;

                                    (c)     any damage, destruction or loss, whether or not covered by insurance, which has had or may have a material adverse effect on any of the properties, business or prospects of Today's Bancorp and Today's Bank or their future use and operation by Today's Bancorp and Today's Bank;

                                    (d)     any acquisition or disposition by Today's Bancorp or Today's Bank of any property or asset of Today's Bancorp or Today's Bank, whether real or personal, having a fair market value, singularly or in the aggregate, in an amount greater than Ten Thousand Dollars ($10,000), except in the ordinary course of business and in conformity with past practice;

                                    (e)     any mortgage, pledge or subjection to lien, charge or encumbrance of any kind on any of the respective properties or assets of Today's Bancorp or Today's Bank, except to secure extensions of credit in the ordinary course of business and in conformity with past practice;

                                    (f)     any amendment, modification or termination of any contract or agreement, relating to Today's Bancorp or Today's Bank, to which Today's Bancorp or Today's Bank is a party which would have a material adverse effect upon the financial condition or operations of Today's Bancorp and Today's Bank;

                                    (g)     any increase in, or commitment to increase, the compensation payable or to become payable to any Officer, director, employee or agent of Today's Bancorp or Today's Bank, or any bonus payment or similar arrangement made to or with any of such Officers, directors, employees or agents, other than routine increases

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made in the ordinary course of business not exceeding the greater of five percent (5%) per annum or Three Thousand Dollars ($3,000) for any of them individually;

                                    (h)     any incurring of, assumption of, or taking of, by Today's Bancorp or Today's Bank, any property subject to, any liability, except for liabilities incurred or assumed or property taken subsequent to the Balance Sheet Date in the ordinary course of business and in conformity with past practice;

                                    (i)     any material alteration in the manner of keeping the books, accounts or records of Today's Bank, or in the accounting policies or practices therein reflected;

                                    (j)     any release or discharge of any material obligation or liability of any person or entity related to or arising out of any loan made by Today's Bank of any nature whatsoever, except in the ordinary course of business and in conformity with past practice; or

                                    (k)     any loan by Today's Bank to any Officer or director of Today's Bank or any Affiliate of Today's Bank or Major Shareholder; or to any member of the immediate family of such Officer, director or Major Shareholder of Today's Bank or any Affiliate of Today's Bank; or to any Person in which such Officer, director or Major Shareholder directly or indirectly owns beneficially or of record ten percent (10%) or more of any class of equity securities in the case of a corporation, or of any equity interest, in the case of a partnership or other non-corporate entity; or to any trust or estate in which such Officer, director or Major Shareholder has a ten percent (10%) or more beneficial interest; or as to which such Officer, director or Major Shareholder serves as a trustee or in a similar capacity. As used herein, "Officer" shall refer to a person who holds the title of chairman, president, executive vice president, senior vice president, controller, chief financial officer, secretary, cashier or chief financial officer.

                        4.10     Deposits. Except as set forth in Schedule 4.10, (i) none of Today's Bank Deposits is a "brokered" Deposit or subject to any encumbrance, legal restraint or other legal process; and (ii) no portion of the Deposits represents a Deposit in excess of Fifty Thousand Dollars ($50,000) by any, officer, director, Affiliate or Major Shareholder of Today's Bancorp or Today's Bank.

                        4.11     Properties. Except as described in Schedule 4.11 hereto or adequately reserved against in the Today's Bank Financial Statements, Today's Bancorp and Today's Bank have good and marketable title free and clear of all material liens, encumbrances, charges, defaults, or equities of whatever character to all of its properties and assets, tangible or intangible, other than as reflected in the Today's Bank Financial Statements. All buildings, and all fixtures, equipment, and other property and assets that are material to the business of Today's Bancorp and Today's Bank, taken as a whole, held under leases or subleases by Today's Bancorp or Today's Bank, are held under valid instruments enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting the enforcement of creditors' rights generally, and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be pending).

                        4.12     Today's Bancorp Subsidiaries. There is not, nor has there been since Today Bank's organization, any direct or indirect subsidiary of Today's Bank, or any direct or indirect subsidiary of Today's Bancorp other than Today's Bank. Except as set forth on Schedule 4.12, neither Today's Bank nor any Today's Bancorp subsidiary holds any interest in a partnership or joint venture of any kind.

                        4.13     Condition of Fixed Assets and Equipment. Except as disclosed in Schedule 4.13 hereto, all of Today's Bancorp's and Today's Bank's buildings, structures and equipment in regular use are in good and serviceable condition, normal wear and tear excepted. To the best knowledge of Today's Bancorp and Today's Bank, none of the buildings, structures and equipment of Today's Bancorp or Today's Bank violates or fails to comply in any material respect with any applicable health, fire, environmental, safety, zoning or building laws or ordinances or any restrictive covenant pertaining thereto.

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                        4.14     Tax Matters. Except as described in Schedule 4.14 hereto:

                                        (a)     All federal, state, local, and foreign tax returns and information returns required to be filed by or on behalf of Today's Bancorp and Today's Bank have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before the date of this Merger Agreement, and all returns filed are, and the information contained therein is, complete and accurate in all material respects. All tax obligations reflected in such returns have been paid or adequately provided for. As of the date of this Merger Agreement, there is no audit examination, deficiency, or refund litigation or matter in controversy with respect to any taxes that might result in a determination materially adverse to Today's Bancorp or Today's Bank except as fully reserved for in the Today's Bank Financial Statements. All taxes, interest, additions, and penalties due with respect to completed and settled examinations or concluded tax litigation have been paid.

                                        (b)     Neither Today's Bancorp nor Today's Bank has executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect.

                                        (c)     Adequate provision for any federal, state, local, or foreign taxes due or to become due for Today's Bancorp and Today's Bank for all periods through and including December 31, 2001, has been made and is reflected on the December 31, 2001 consolidated financial statements included in the Today's Bank Financial Statements and has been and will continue to be made with respect to periods ending after December 31, 2001 and subsequent periods.

                                        (d)     Deferred taxes of Today's Bancorp and Today's Bank have been and will be provided for in accordance with GAAP.

                                        (e)     To the best knowledge of Today's Bancorp and Today's Bank, neither the Internal Revenue Service nor any foreign, state, local or other taxing authority is now asserting or threatening to assert against Today's Bancorp or Today's Bank any deficiency or claim for additional taxes, or interest thereon or penalties in connection therewith. All income, payroll, withholding, property, excise, sales, use, franchise and transfer taxes, and all other taxes, charges, fees, levies or other assessments, imposed upon Today's Bancorp or Today's Bank by the United States or by any state, municipality, subdivision or instrumentality of the United States or by any other taxing authority, including all interest, penalties or additions attributable thereto, which are due and payable by Today's Bancorp or Today's Bank, either have been paid in full, or have been properly accrued and reflected in the Today's Bank Financial Statements.

                        4.15     Litigation. Except as set forth in Schedule 4.15 hereto, there is no action, suit or proceeding pending, or to the best knowledge of Today's Bancorp and Today's Bank, threatened against Today's Bancorp or Today's Bank before any court or arbitrator or any governmental body, agency or official, including, but not limited to, any action suit or proceeding that (i) has been brought by or on behalf of any person employed or formerly employed by Today's Bancorp or Today's Bank or (ii) purports or seeks to enjoin or restrain the transactions contemplated by this Merger Agreement. Except as set forth on Schedule 4.15 there are no actions, suits, or proceedings pending or, to the best knowledge of Today's Bancorp and Today's Bank, threatened against any Officers or directors of Today's Bancorp or Today's Bank by any government body or agency or by any stockholder of Today's Bancorp (or by any former stockholder of Today's Bancorp or Today's Bank) relating to or arising out of such officer's or director's status with Today's Bancorp or Today's Bank.

                        4.16     Hazardous Materials.

                                    (a)     To the best knowledge of Today's Bancorp and Today's Bank, Today's Bancorp and Today's Bank have obtained all permits, licenses and other authorizations which are required to be obtained by them with respect to the Property (as defined herein) under all Applicable Environmental Laws (as defined herein). All Property controlled, directly or indirectly, by Today's Bancorp or Today's Bank is in compliance with the material terms and conditions of all of such permits, licenses and authorizations, and, to the best of knowledge of Today's Bancorp and Today's Bank, is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions,

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requirements, obligations, schedules and timetables contained in any Applicable Environmental Laws or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except as described in detail in Schedule 4.16 hereto. For purposes hereof, the following terms shall have the following meanings:

                                                        "Applicable Environmental Laws" shall mean all federal, state, local and municipal environmental laws, rules or regulations to the extent applicable to the Property, including, but not limited to, (a) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. ("CERCLA"); (b) the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. ("RCRA"); (c) the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; (d) the Clean Air Act, 42 U.S.C. Section 7401 et seq.; (e) the Hazardous Materials Transportation Act, 49 U.S.C. Section 1471 et seq.; (f) the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; (g) the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Section 11001 et seq.; (h) the National Environmental Policy Act, 42 U.S.C. Section 4321 et seq.; (i) the Rivers and Harbours Act of 1899, 33 U.S.C. Section 401 et seq.; (j) the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq.; (k) the Safe Drinking Water Act, 42 U.S.C. Section 300(f) et seq.; (l) the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; and (m) any rule, regulation, order, injunction, judgment, declaration or decree implementing or interpreting any of the foregoing Acts, as amended.

                                                        "Hazardous Substances" shall mean any substance, material, waste, or pollutant that is now (or prior to the Closing) listed, defined, characterized or regulated as hazardous, toxic or dangerous under or pursuant to any statute, law, ordinance, rule or regulation of any federal, state, regional, county or local governmental authority having jurisdiction over the Property of Today's Bancorp or Today's Bank or its use or operation, including, without limitation, (a) any substance, material, element, compound, mixture, solution, waste, chemical or pollutant listed, defined, characterized or regulated as hazardous, toxic or dangerous under any Applicable Environmental Laws, (b) petroleum, petroleum derivatives or by-products, and other hydrocarbons, (c) polychlorinated biphenyls (PCBs), asbestos and urea formaldehyde, and (d) radioactive substances, materials or waste.

                                                        "Loan Property" means any property in which Today's Bancorp or Today's Bank holds a security interest.

                                                        "Property" means any real property owned, controlled, leased or held by Today's Bancorp or Today's Bank, in whole or in part, solely or in a joint venture or other business arrangement, either for operational or investment purposes, and whether assigned, purchased, or obtained through foreclosure (or similar action) or in satisfaction of debts previously contracted.

                                       (b)     In addition, except as set forth in Schedule 4.16(b) hereto:

                                    (i)     No notice, notification, demand, request for information, citation, summons or order has been received by Today's Bancorp or Today's Bank, no complaint has been filed and served on Today's Bank, no penalty has been assessed and to the best knowledge of Today's Bancorp and Today's Bank no investigation or review is pending by any governmental or other entity with respect to any alleged failure by Today's Bancorp or Today's Bank to have any permit, license or authorization required in connection with the conduct of the business of Today's Bancorp or Today's Bank or with respect to any generation, treatment, storage, recycling, transportation, release or disposal, or any release as defined in 42 U.S.C. Section 9601(22) ("Release"), of any Hazardous Substances at any Property or any Loan Property;

                                    (ii)     To the best knowledge of Today's Bancorp and Today's Bank, no Property or Loan Property has received or held any Hazardous Substances in such amount and in such manner as to constitute a violation of the Applicable Environmental Laws, and no Hazardous Substances have been Released or disposed of on, in or under any of the Property during or prior to Today's Bancorp's or Today's Bank's occupancy thereof, or during or prior to the occupancy thereof by any assignee or sublessee of Today's Bancorp or Today's Bank, except in compliance with all Applicable Environmental Laws;

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                                    (iii)     To the best knowledge of Today's Bancorp and Today's Bank, there are no Hazardous Substances being stored at any Property or Loan Property or located in, on or upon, any Property or Loan Property (including the subsurface thereof) or installed or affixed to structures or equipment on any Property or Loan Property; and, to the best knowledge of Today's Bancorp and Today's Bank, there are no underground storage tanks for Hazardous Substances, active or abandoned, at any Property; and

                                    (iv)     To the best knowledge of Today's Bancorp and Today's Bank, no Hazardous Substances have been Released in a reportable quantity, where such a quantity has been established by statute, ordinance, rule, regulation or order, at, on or under any Property.

                                    (c)     Neither Today's Bancorp nor , Today's Bank has knowingly transported or arranged for the transportation of any Hazardous Substances to any location which is listed on the National Priorities List under CERCLA, listed for possible inclusion on the National Priorities List by the Environmental Protection Agency in the CERCLA Information System ("CERCLIS") or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against the owner of the Property for cleanup costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA.

                                   (d)     No Hazardous Substances have been knowingly generated, recycled, treated, stored, disposed of or Released by, Today's Bancorp or Today's Bank in violation of Applicable Environmental Laws.

                                    (e)     No oral or written notification of a Release of Hazardous Substances has been given or filed by or on behalf of Today's Bancorp, Today's Bank relating to any Property and no Property is listed or proposed for listing on the National Priority List promulgated pursuant to CERCLA, on CERCLIS or on any similar state list of sites requiring investigation or clean-up.

                                    (f)     To the best knowledge of Today's Bancorp and Today's Bank, there are no liens arising under or pursuant to any Applicable Environmental Laws on any Property, and no government actions have been taken or, to the best knowledge of Today's Bancorp and Today's Bank, threatened, or are in process which could subject any Property to such liens and none of the Property would be required to place any notice or restriction relating to the presence of Hazardous Substances at any Property in any deed to such Property.

                                    (g)     There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of Today's Bancorp or Today's Bank in relation to any Property, which have not been made available to Riverview.

                                    (h)     Neither Today's Bancorp nor Today's Bank is aware of any facts which might suggest that Today's Bancorp or Today's Bank has engaged in any management practice with respect to any of its past or existing borrowers which could reasonably be expected to subject Today's Bancorp or Today's Bank or any Property or Loan Property to any liability under any Applicable Environmental Laws.

                        4.17     Insurance. Today's Bancorp, Today's Bank and all of Today's Bancorp's and Today's Bank's material assets, businesses, real property and other material properties are insured against fire, casualty, theft, liability, loss, interruption, title and such other events against which it is customary in the banking industry to insure, all such insurance policies being in amounts that are believed by Today's Bancorp and Today's Bank to be adequate and consistent with past practice and experience. Set forth on Schedule 4.17 is a list of all insurance policies (excluding policies maintained on one- to four-family residential properties acquired through foreclosure) maintained by or for the benefit of Today's Bancorp or Today's Bank or their respective directors, Officers, employees or agents. All such insurance policies are in full force and effect. Each of Today's Bancorp and Today's Bank has taken or will take all requisite action (including without limitation the making of claims and the giving of notices) pursuant to its directors' and Officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters (other than matters arising in connection with this Merger Agreement and the transactions contemplated hereby) occurring prior to the Effective Time that are known to Today's Bancorp or Today's Bank. Neither Today's Bancorp

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nor Today's Bank has had an insurance policy canceled or been denied insurance coverage for which any of such companies has applied. The fidelity bonds in effect as to which Today's Bank is a named insured are believed by Today's Bancorp and Today's Bank to be sufficient.

                        4.18     Labor and Employment Matters. Except as reflected in Schedule 4.18 hereto, there is no (i) collective bargaining agreement or other labor agreement to which Today's Bancorp or Today's Bank is a party or by which any of them is bound; (ii) employment, profit sharing, deferred compensation, bonus, stock option, purchase, retainer, consulting, retirement, welfare or incentive plan or contract to which Today's Bancorp or Today's Bank is a party or by which it is bound; or (iii) plan or agreement under which "fringe benefits" (including, but not limited to, vacation plans or programs, sick leave plans or programs and related benefits) are afforded any of the employees of Today's Bancorp or Today's Bank. Neither Today's Bancorp nor Today's Bank has received any notice that any party to any such agreement, plan or contract is in default with respect to any material term or condition thereof, nor has any event occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or would cause the acceleration of any obligation of any party thereto. Neither Today's Bancorp nor Today's Bank has received notice from any governmental agency of any alleged violation of applicable laws that remains unresolved respecting employment and employment practices, terms and conditions of employment and wages and hours. Today's Bancorp and Today's Bank have complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those related to its employment practices, employee disabilities, wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate governmental authorities, and Today's Bancorp and Today's Bank have withheld and paid to the appropriate governmental authorities or are holding for payment not yet due to such authorities, all amounts required to be withheld from the employees of Today's Bancorp and Today's Bank and are not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing. Except as set forth in Schedule 4.18, there is no: unfair labor practice complaint against Today's Bancorp or Today's Bank pending before the National Labor Relations Board or any state or local agency; pending labor strike or, to the best of knowledge of Today's Bancorp and Today's Bank, other labor trouble affecting Today's Bancorp or Today's Bank; labor grievance pending against Today's Bancorp or Today's Bank; to the best knowledge of Today's Bancorp and Today's Bank, pending representation question respecting the employees of Today's Bancorp or Today's Bank; pending arbitration proceedings arising out of or under any collective bargaining agreement to which Today's Bancorp or Today's Bank is a party, or to the best knowledge of Today's Bancorp and Today's Bank, any basis for which a claim may be made under any collective bargaining agreement to which Today's Bancorp or Today's Bank is a party.

                        4.19     Records and Documents. The Records of Today's Bancorp and Today's Bank are and will be sufficient to enable Riverview and Riverview Community Bank to continue to conduct the business of Today's Bancorp and Today's Bank under similar standards as Today's Bancorp and Today's Bank has heretofore conducted such business.

                        4.20     Capitalization of Today's Bancorp. The authorized capital stock of Today's Bancorp consists of 10,000,000 shares of Today's Bancorp Common Stock and 1,000,000 shares of preferred stock having no par value per share. As of the date of this Merger Agreement, 1,147,579 shares of the Today's Bancorp Common Stock were issued and outstanding, no shares of the Today's Bancorp Common Stock were held by Today's Bancorp as treasury stock and no shares of the preferred stock were issued and outstanding. All of the outstanding Today's Bancorp Common Stock is validly issued, fully-paid and nonassessable and has not been issued in violation of any preemptive rights of any Today's Bancorp Shareholder. Except as described on Schedule 4.20 hereto, as of the date hereof, there are no outstanding securities or other obligations which are convertible into Today's Bancorp Common Stock or into any other equity or debt security of Today's Bancorp, and there are no outstanding options, warrants, rights, scrip, rights to subscribe to, calls or other commitments of any nature which would entitle the holder, upon exercise thereof, to be issued Today's Bancorp Common Stock or any other equity or debt security of Today's Bancorp. Accordingly, immediately prior to the Effective Time, there will be not more than 1,147,579 shares of Today's Bancorp Common Stock issued and outstanding excluding any shares that may be issued and outstanding as result of the exercise of the 72,000 outstanding Today's Bancorp Options or the 497,179 outstanding Today's Bancorp Warrants.

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                        4.21     Capitalization of Today's Bank. The authorized capital stock of Today's Bank consists of 4,000,000 shares of common stock having no par value (the "Bank Common Stock"). As of the date of this Merger Agreement, 1,131,600 shares of Bank Common Stock were issued and outstanding, no shares of Bank Common Stock were held by Today's Bank as treasury stock and no shares of preferred stock were authorized or issued and outstanding. All of the outstanding Bank Common Stock is held beneficially and of record by Today's Bancorp, free and clear of any lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever. All of the outstanding Bank Common Stock is validly issued, fully-paid and nonassessable and has not been issued in violation of any preemptive rights of any shareholder of Today's Bank. There are no outstanding securities or other obligations which are convertible into Bank Common Stock or into any other equity or debt security of Today's Bank, and there are no outstanding options, warrants, rights, scrip, rights to subscribe to, calls or other commitments of any nature which would entitle the holder, upon exercise thereof, to be issued Bank Common Stock or any other equity or debt security of Today's Bank.

                        4.22     Sole Agreement. With the exception of this Merger Agreement, neither Today's Bancorp, nor Today's Bank has been a party to: any letter of intent or agreement to merge, to consolidate, to sell or purchase assets (other than in the normal course of its business) or to any other agreement which contemplates the involvement of Today's Bancorp or Today's Bank of either (or any of their assets) in any business combination of any kind; or any agreement obligating Today's Bancorp or Today's Bank to issue or sell or authorize the sale or transfer of Bank Common Stock. Except as described in Schedule 4.22 hereto, there are no (nor will there be at the Effective Time any) shares of capital stock or other equity securities of Today's Bank outstanding, except for shares of the Bank Common Stock presently issued and outstanding, and there are no (nor will there be at the Effective Time any) contracts, commitments, understandings, or arrangements by which Today's Bancorp or Today's Bank is or may be bound to issue additional shares of their capital stock or options, warrants, or rights to purchase or acquire any additional shares of their capital stock. There are no (nor will there be at the Effective Time any) contracts, commitments, understandings, or arrangements by which Today's Bancorp is or may be bound to transfer or issue to any third party any shares of the capital stock of Today's Bank, and there are no (nor will there be at the Effective Time any) contracts, agreements, understandings or commitments relating to the right of Today's Bancorp to vote or to dispose of any such shares.

                        4.23     Disclosure. The information concerning, and representations and warranties made by, Today's Bancorp and Today's Bank set forth in this Merger Agreement, or in the Schedules of Today's Bancorp and Today's Bank hereto, or in any document, statement, certificate or other writing furnished or to be furnished by Today's Bancorp and Today's Bank to Riverview pursuant hereto, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein which is necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they were or are made, not false or misleading. Copies of all documents heretofore or hereafter delivered or made available to Riverview by Today's Bancorp and Today's Bank pursuant hereto were or will be complete and accurate copies of such documents.

                        4.24     Absence of Undisclosed Liabilities. Except as described in Schedule 4.24 hereto, neither Today's Bancorp nor Today's Bank has any obligation or liability (contingent or otherwise) that is material to the financial condition or operations of Today's Bancorp or Today's Bank, or that, when combined with all similar obligations or liabilities, would be material to the financial condition or operations of Today's Bancorp or Today's Bank (i) except as disclosed in the Today's Bank Financial Statements delivered to Riverview prior to the date of this Merger Agreement or (ii) except obligations or liabilities incurred in the ordinary course of its business consistent with past practices or (iii) except as contemplated under this Merger Agreement. Since December 31, 2001, neither Today's Bancorp nor Today's Bank has incurred or paid any obligation or liability which would be material to the financial condition or operations of Today's Bancorp or Today's Bank, except for obligations paid by Today's Bank under the terms of this Merger Agreement (all such obligations or payments are fully described by Today's Bank in Schedule 4.24 hereto) or in connection with transactions made by it in the ordinary course of its business consistent with past practices, laws and regulations applicable to Today's Bancorp or Today's Bank.

                        4.25     Allowance for Loan Losses. Except as disclosed in Schedule 4.25, the allowance for loan losses shown on the Today's Bank Financial Statements is (with respect to periods ended on or before December 31, 2001) or will be (with respect to periods ending subsequent to December 31, 2001) adequate in the opinion of management of Today's

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Bancorp and the Bank in all respects to provide for anticipated losses inherent in loans outstanding or for commitments to extend credit or similar off-balance sheet items (including accrued interest receivable) as of the dates thereof and is in compliance with the requirements of GAAP. Except as disclosed in Schedule 4.25 hereto, as of the date thereof, the Bank does not have any loan which has been criticized or classified by bank examiners representing any Regulatory Authority as "Special Mention," "Substandard," "Doubtful" or "Loss" or as a "Potential Problem Loan."

        The allowance for possible losses on other real estate owned ("OREO") shown on the Today's Bank Financial Statements is (with respect to periods ended on or before December 31, 2001) or will be (with respect to periods ending subsequent to December 31, 2001) in the opinion of management of Today's Bancorp and Today's Bank adequate in all respects to provide for anticipated losses inherent in OREO or held by Today's Bancorp or Today's Bank and the net book value of OREO on the Balance Sheet of the Today's Bank Financial Statements is the fair value of the OREO in accordance with Statement of Position 92-3.

                        4.26     Compliance with Laws. Except as disclosed in Schedule 4.26, hereto, each of Today's Bancorp and Today's Bank:

                                        (a)     Is in compliance with all laws, rules, regulations, reporting and licensing requirements, and orders applicable to its business or employees conducting its business (including, but not limited to, those relating to consumer disclosure and currency transaction reporting) the breach or violation of which would or could reasonably be expected to have a material adverse effect on the financial condition or operations of Today's Bancorp or Today's Bank, or which would or could reasonably be expected to subject Today's Bancorp or Today's Bank or any of its directors or Officers to civil money penalties;

                                        (b)     Has received no notification or communication from any agency or department of federal, state, or local government or any of the Regulatory Authorities, or the staff thereof (i) asserting that Today's Bancorp or Today's Bank is or may not be in compliance with any of the statutes, rules, regulations, or ordinances which such governmental authority or Regulatory Authority enforces, which, as a result of such noncompliance, would result in a material adverse impact on Today's Bancorp or Today's Bank, (ii) threatening to revoke any license, franchise, permit, or governmental authorization which is material to the financial condition or operations of Today's Bancorp or Today's Bank, or (iii) requiring Today's Bancorp or Today's Bank to enter into a cease and desist order, consent, agreement, or memorandum of understanding; and

                                        (c)     Is in material compliance with the applicable provisions of the Community Reinvestment Act ("CRA") and the regulations promulgated thereunder, and Today's Bank currently has a CRA rating of satisfactory or better. To the best knowledge of Today's Bancorp and Today's Bank, there is no fact or circumstance or set of facts or circumstances which would cause Today's Bank to fail to comply with such provisions or cause the CRA rating of Today's Bank to fall below satisfactory.

                        4.27     Absence of Regulatory Actions. Except as disclosed in Schedule 4.27, neither Today's Bancorp nor Today's Bank is a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, federal or state governmental authorities charged with the supervision or regulation of depository institutions or depository institution holding companies or engaged in the insurance of bank and/or savings and loan deposits nor has it been advised by any such governmental authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

                        4.28     Employee Benefit Plans.

                                        (a)     Today's Bancorp and Today's Bank have previously provided to Riverview and Riverview Community Bank true and complete copies of each "employee pension benefit plan," as defined in Section 3(2) of ERISA that is subject to any provision of ERISA and covers any employee, whether active or retired,

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of Today's Bancorp or Today's Bank in the manner defined and further described in Section 414(b), (c), (m) or (o) of the Internal Revenue Code. Such plans are hereinafter referred to collectively as the "Employee Pension Benefit Plans," and each such Employee Pension Benefit Plan is listed in Schedule 4.28(a) hereto. Today's Bancorp and Today's Bank have also provided to Riverview and Riverview Community Bank true and complete copies of all trust agreements, collective bargaining agreements, and insurance contracts related to such Employee Pension Benefit Plans.

                                    To the best knowledge of Today's Bancorp and Today's Bank, each Employee Pension Benefit Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code is so qualified and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Internal Revenue Code. Copies of the latest determination letters concerning the qualified status of each Employee Pension Benefit Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code have been provided to Riverview and Riverview Community Bank. Requests for determination letters relating to any subsequent amendments to such plans which are currently pending have been provided to Riverview and Riverview Community Bank. All such requests were timely and properly filed and appropriate notice of any such filing was timely and properly provided to affected plan participants and beneficiaries.

                                    Each of the Employee Pension Benefit Plans has been operated in conformity with the written provisions of the applicable plan documents which have been delivered to Riverview and Riverview Community Bank and in compliance with the requirements prescribed by all statutes, orders, rules, and regulations (or other guidance of general applicability) including, but not limited to, ERISA and the Internal Revenue Code, which are applicable to such Employee Pension Benefit Plans. To the extent that the operation of an Employee Pension Benefit Plan has deviated from the written provisions of the plan, such operational deviations have been disclosed in Schedule 4.28(a) hereto. All such deviations have been made in conformity with applicable laws, including ERISA and the Internal Revenue Code.

                                    With respect to Employee Pension Benefit Plans which are subject to the annual report requirement of ERISA Section 103 or to the annual return requirement of Internal Revenue Code Section 6047, all required annual reports and annual returns, or such other documents as may have been required as alternative means of compliance with the annual report requirement, have been timely and correctly filed. Copies of all such annual returns/reports, including all attachments and Schedules, for the three (3) plan years immediately preceding the current date have been delivered to Riverview and Riverview Community Bank. With respect to Employee Pension Benefit Plans which complied with the annual return requirement by satisfaction of an alternate compliance method, any documents required to be filed with the Department of Labor in satisfaction of such requirements have been provided to Riverview and Riverview Community Bank. Today's Bancorp and Today's Bank have provided to Riverview and Riverview Community Bank copies of the annual actuarial valuation or allocation report for each Employee Pension Benefit Plan for the three (3) plan years for such plan immediately preceding the current date. With regard to Employee Pension Benefit Plans which are not intended to be qualified under Section 401(a) of the Internal Revenue Code, copies of financial statements or reports containing information regarding the expense of maintaining any such Employee Pension Benefit Plan for three (3) plan years preceding the current date have been delivered to Riverview and Riverview Community Bank.

                                    With respect to all Employee Pension Benefit Plans which are subject to the summary plan description requirement of ERISA Section 102, all such summary plan descriptions as were or will be required to be filed with the U.S. Department of Labor and distributed to participants and beneficiaries have been filed and timely distributed. Copies of all such summary plan descriptions have been delivered to Riverview and Riverview Community Bank. No Employee Pension Benefit Plan constitutes a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA.

                                    No Employee Pension Benefit Plan subject to Part III of Subtitle B of ERISA or Section 412 of the Internal Revenue Code, or both, has incurred an "accumulated funding deficiency" within the meaning of Internal Revenue Code Section 412, whether or not waived. All required contributions to all Employee Pension Benefit Plans have been timely made (and/or proper accruals have been established). Any penalties or taxes which have been incurred by Today's Bancorp or Today's Bank or by any Employee Pension Benefit Plan with respect to the timing or amount of payment of any contribution to an Employee Pension Benefit Plan have been timely paid. The limitations of Internal

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Revenue Code Section 415 have not been exceeded with respect to any Employee Pension Benefit Plan or combination of such plans to which such limitations apply.

                                    Except as disclosed in Schedule 4.28(a) hereto, no "reportable event" (as described in Section 4043(b) of ERISA) has occurred with respect to any Employee Pension Benefit Plan. No Employee Pension Benefit Plan or any trust created thereunder, or any "disqualified person" (as defined in Section 4975 of the Internal Revenue Code) or "party in interest" with respect to the plan (as defined in Section 3(14) of ERISA), has engaged in a "prohibited transaction," as such term is defined in Section 4975 of the Internal Revenue Code or Section 406 or ERISA, which could subject such Employee Pension Benefit Plan, any such trust or any such disqualified person or party in interest (other than a person for whom neither Today's Bancorp nor Today's Bank is directly or indirectly responsible) to liability under Title I of ERISA or to the imposition of any tax under Section 4975 of the Internal Revenue Code or tax or sanction under Section 502(1) of ERISA. Nor has there been a breach of fiduciary liability by a party in interest under Section 404 of ERISA that would give rise to a sanction, tax or penalty under ERISA.

                                    No Employee Pension Benefit Plan is subject to Title IV of ERISA. Any Employee Pension Benefit Plan which is a "defined benefit plan" (within the meaning of Section 414(i) of the Internal Revenue Code) previously maintained or sponsored by Today's Bancorp or Today's Bank has been terminated and neither Today's Bancorp nor Today's Bank has any liability with respect to any previously terminated defined benefit plan. Neither Today's Bancorp nor Today's Bank participates (or has ever participated) in or has incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from a multi-employer plan (as such term is defined in ERISA).

                                    No tax has been, will be, or is reasonably anticipated to be imposed under Internal Revenue Code Section 4978 or 4979A due to the operation of an Employee Pension Benefit Plan sponsored by Today's Bancorp or Today's Bank which is an employee stock ownership plan ("ESOP").

                                    Except as disclosed in Schedule 4.28(a) hereto, all Employee Pension Benefit Plans were in effect for substantially all of calendar year 2001. There has been no material amendment of any such plans (other than amendments required to comply with applicable law) or material increase in the cost of maintaining such plans or providing benefits thereunder on or after the last day of the plan year which ended in calendar year 2001 for each such Employee Pension Benefit Plan.

                                        (b)     Today's Bancorp and Today's Bank have furnished to Riverview and Riverview Community Bank true and complete copies of each "Employee Welfare Benefit Plan" as defined in Section 3(1) of ERISA, which, to the best knowledge of Today's Bancorp and Today's Bank, is subject to any provision of ERISA and covers any employee, whether active or retired, of Today's Bancorp or Today's Bank or members of a controlled group or entities under common control with Today's Bancorp or Today's Bank in the manner defined and further described in Section 414(b), (c), or (m) of the Internal Revenue Code. Such plans are hereinafter referred to collectively as the "Employee Welfare Benefit Plans," and each such Employee Welfare Benefit Plan is listed in Schedule 4.28(b) hereto.

                                    Today's Bancorp and Today's Bank have also provided to Riverview and Riverview Community Bank true and complete copies of documents establishing all funding instruments for such Employee Welfare Benefit Plans, including but not limited to, trust agreements, cafeteria plans (pursuant to Internal Revenue Code Section 125), and voluntary employee beneficiary associations (pursuant to Internal Revenue Code Section 501(c)(9)). Each of the Employee Welfare Benefit Plans has been operated in conformity with the written provisions of the plan documents which have been delivered to Riverview and Riverview Community Bank and in compliance with the requirements prescribed by all statutes, orders, rules, and regulations (including guidance of general applicability) including, but not limited to, ERISA and the Internal Revenue Code, which are applicable to such Employee Welfare Benefit Plans. Any deviation in the operation of such plans from the requirements of the plan documents or of applicable laws have been listed in Schedule 4.28(b) hereto. Today's Bancorp and Today's Bank have provided any notification required by law to any participant covered under any Employee Welfare Benefit Plan which has failed to comply with the requirements of any Internal Revenue Code section which results in the imposition of a tax on benefits provided to such participants under such plan.

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                                    With respect to all Employee Welfare Benefit Plans which are subject to the annual report requirement of ERISA Section 103 or to the annual return requirement of Internal Revenue Code Section 6039D, all annual reports and annual returns as were required to be filed pursuant to such sections have been timely filed. Copies of all such annual returns/reports, including all attachments and Schedules, for the three (3) plan years immediately preceding the current date for all plans subject to such requirements have been delivered to Riverview and Riverview Community Bank. With respect to all Employee Welfare Benefit Plans which are subject to the summary plan description requirement of ERISA Section 102, all such summary plan descriptions as were required to be filed with the Department of Labor and distributed to participants and beneficiaries have been timely filed and distributed. Copies of all such summary plan descriptions have been delivered to Riverview and Riverview Community Bank.

                                    Except as disclosed in Schedule 4.28(b) hereto, all Employee Welfare Benefit Plans which are in effect were in effect for substantially all of calendar year 2001. Except as disclosed in Schedule 4.28(b) hereto, there has been with respect to such Employee Welfare Benefit Plans no material amendment thereof or material increase in the cost thereof or benefits payable thereunder on or after January 1, 2002.

                                    No Employee Welfare Benefit Plan or any trust created thereunder, nor any "party in interest" with respect to the plan (as defined in Section 3(14) of ERISA), has engaged in a "prohibited transaction," as such term is defined in Section 406 of ERISA, which could subject such Employee Welfare Benefit Plan, any such trust, or any party in interest (other than a person for whom neither Today's Bancorp nor Today's Bank is directly or indirectly responsible) to the imposition of a penalty for such prohibited transaction under Section 502(i) of ERISA. Nor has there been a breach of fiduciary duty by a party in interest under Section 404 of ERISA, that would give rise to a sanction, tax or penalty under ERISA. The Department of Labor has not assessed any such penalty or served notice to Today's Bancorp or Today's Bank that such a penalty may be imposed upon any Employee Welfare Benefit Plan.

                                    Neither Today's Bancorp nor Today's Bank has failed to make any contribution to, or pay any amount due and owing by Today's Bancorp or Today's Bank under the terms of, an Employee Welfare Benefit Plan. Except as disclosed in Schedule 4.28(b) hereto, no claims have been incurred with respect to any Employee Welfare Benefit Plan which may, to the best knowledge of Today's Bancorp and Today's Bank, constitute a liability for Today's Bancorp or Today's Bank after the application of any insurance, trust or other funds which are applicable to the payment of such claims.

                                    Except as disclosed in Schedule 4.28(b) hereto, to the best knowledge of Today's Bancorp and Today's Bank, no condition exists that could subject any Employee Welfare Benefit Plan or any person (other than a person for whom neither Today's Bancorp nor Today's Bank is directly or indirectly responsible) to liabilities, damages, losses, taxes, or sanctions that arise under Section 4980B of the Internal Revenue Code or Sections 601 through 734 of ERISA for failure to comply with the continuation health care coverage and HIPAA requirements of ERISA Sections 601 through 734 and Internal Revenue Code Section 4980B with respect to any current or former employee of Today's Bancorp or Today's Bank, or the beneficiaries of such employee.

                                        (c)     Today's Bancorp and Today's Bank have furnished to Riverview and Riverview Community Bank true and complete copies and/or descriptions of each plan or arrangement maintained or otherwise contributed to by Today's Bancorp or Today's Bank which is not an Employee Pension Benefit Plan and is not an Employee Welfare Benefit Plan and which (exclusive of base salary and base wages) provides for any form of current or deferred compensation, bonus, stock option, profit sharing, retirement, group health or insurance, welfare benefits, fringe benefits, or similar plan or arrangement for the benefit of any employee or class of employees, whether active or retired, or independent contractors of Today's Bancorp or Today's Bank. Such plans and arrangements shall collectively be referred to herein as "Benefit Arrangements" and all such Benefit Arrangements of Today's Bancorp and Today's Bank are listed on Schedule 4.28(c) hereto. Except as disclosed in Schedule 4.28(c) hereto, there are no other benefit arrangements of Today's Bancorp and Today's Bank and all Benefit Arrangements which are in effect were in effect for substantially all of calendar year 2001. Except as disclosed in Schedule 4.28(c) hereto, there has been with respect to Benefit Arrangements no material amendment thereof or material increase in the cost thereof or benefits payable thereunder on or after January 1, 2002. Except as disclosed in Schedule 4.28(c) hereto, there has been no material increase in the base salary and wage levels of Today's Bancorp or Today's Bank and, except in the ordinary course of

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business, no change in the terms or conditions of employment (including severance benefits) compared, in each case, to those prevailing for substantially all of calendar year 2001. Except as disclosed in Schedule 4.28(c) hereto, there has been no material increase in the compensation of, or benefits payable to, any senior executive employee of Today's Bancorp or Today's Bank on or after January 1, 2002 nor has any employment, severance, or similar contract been entered into with any such employee, nor has any amendment to any such contract been made on or after January 1, 2002.

                                    With respect to all Benefit Arrangements which are subject to the annual return requirement of Internal Revenue Code Section 6039D, all annual returns as were required to be filed have been timely filed. Copies of all such annual returns for the three (3) plan years immediately preceding the current date have been delivered to Riverview and Riverview Community Bank.

                                        (d)     Listed in Schedule 4.28(d) hereto are all Employee Pension Benefit Plans, Employee Welfare Benefit Plans, and Benefit Arrangements which provide compensation or benefits to employees or directors which become effective upon a change in control of Today's Bancorp or Today's Bank, including, but not limited to, additional compensation or benefits, or acceleration in the amount or timing of payment of compensation or benefits which had become effective prior to the date of such acceleration. Schedule 4.28(d) also includes in reasonable detail, to the extent such benefits can be calculated as of the date of this Merger Agreement and a description of benefits that cannot be so calculated, the payments and benefits due at Closing under Today's Bancorp's and Today Bank's employment agreements, change in control agreements, directors' retirement plan and defined benefit plan. Except as disclosed in Schedule 4.28(d) hereto, there is no Employee Pension Benefit Plan, Employee Welfare Benefit Plan, or Benefit Arrangement covering any employee or director of Today's Bancorp or Today's Bank which individually or collectively could give rise to the payment of any amount which would constitute an "excess parachute payment," as such term is defined in Section 280G of the Internal Revenue Code and Regulations proposed pursuant to that section.

                                        (e)     Except as described in Schedule 4.28(e) hereto, each Employee Pension Benefit Plan, Employee Welfare Benefit Plan, or Benefit Arrangement and each personal services contract, fringe benefit, consulting contract or similar arrangement with or for the benefit of any Officer, director, employee, or other person may be terminated by Today's Bancorp or Today's Bank within a period of no more than thirty (30) days following the Effective Time, without payment of any amount as a penalty, bonus, premium, severance pay, or other compensation for such termination. No limitation on the right to terminate any such plan has been communicated by Today's Bancorp or Today's Bank to employees, former employees, or retirees who are or may be participants in or beneficiaries of such plans or arrangements.

                                        (f)     Except as disclosed in Schedule 4.28(f) hereto, (1) neither Today's Bancorp nor Today's Bank has received notice from any governmental agency of any alleged violation of applicable laws or of any prospective audit or other investigation for the purpose of reviewing compliance with applicable laws with respect to any Employee Pension Benefit Plan, Employee Welfare Benefit Plan or Benefit Arrangement, and (2) except as disclosed in Schedule 4.28(f) hereto, no suits, actions, or claims have been filed in any court of law or with any governmental agency regarding the operation of any Employee Pension Benefit Plan, Employee Welfare Benefit Plan, or Benefit Arrangement and no such additional suits, actions, or claims are, to the best knowledge of Today's Bancorp and Today's Bank, anticipated to be filed (other than routine claims for benefits).

                        4.29     Material Contracts. (a) Except as set forth on Schedule 4.29 (and with a true and correct copy of the document or other item in question attached to such Schedule), neither Today's Bancorp nor Today's Bank is a party or subject to any of the following (whether written or oral, express or implied):

                         (i)     any agreement, arrangement or commitment (A) not made in the ordinary course of business or (B) pursuant to which Today's Bancorp or Today's Bank is or may become obligated to invest in or contribute capital to any Today's Bancorp subsidiary or any other entity;

                        (ii)    any agreement, indenture or other instrument not disclosed in the Today's Bank Financial Statements relating to the borrowing of money by Today's Bancorp or Today's Bank or the guarantee by Today's Bancorp or Today's Bank of any such obligation (other than trade payables or instruments

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related to transactions entered into in the ordinary course of business such as deposits, Fed Funds borrowings and repurchase agreements);

                        (iii)    any contract, agreement or understanding with any labor union or collective bargaining organization;

                  (iv)    any contract containing covenants which limit the ability of Today's Bancorp or Today's Bank to compete in any line of business or with any person or containing any restriction of the geographical area in which, or method by which, Today's Bancorp or Today's Bank may carry on its business (other than as may be required by law or any applicable Regulatory Authority);

                        (v)     any contract or agreement which is a "material contract" within the meaning of Item 601(b)(10) of Regulation S-K promulgated by the SEC;

                  (vi)     any lease with annual rental payments aggregating Ten Thousand Dollars ($10,000) or more;

                        (vii)    consulting agreement (other than data processing, software programming and licensing contracts entered into in the ordinary course of business) involving the payment of more than Ten Thousand Dollars ($10,000) per annum;

                        (viii)    any agreement with any Officer or other key employee of Today's Bancorp or Today's Bank the benefits of which are contingent, or the terms of which are materially altered or any payments or rights are accelerated, upon the occurrence of a transaction involving Today's Bancorp or Today's Bank of the nature contemplated by this Merger Agreement;

                        (ix)     any agreement with respect to any Officer of Today's Bancorp or Today's Bank providing any term of employment or compensation guarantee extending for a period longer than one year and for the payment of in excess of Ten Thousand Dollars ($10,000) per annum;

                        (x)     except as provided in the articles of incorporation or bylaws of Today's Bancorp or Today's Bank, any agreement with any director or Officer of Today's Bancorp or Today's Bank providing for indemnification of such person; or

                        (xi)     agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Merger Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Merger Agreement.

                                    (b)     Except as disclosed on Schedule 4.29, no Officer or director of Today's Bancorp, Today's Bank or any "associate" (as such term is defined in Rule 12b-2 under the 1934 Act) of any such Officer or director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of Today's Bancorp or Today's Bank.

                        4.30     Material Contract Defaults. Neither Today's Bancorp nor Today's Bank is in default in any respect under any contract, agreement, commitment, arrangement, lease, insurance policy, or other instrument to which it is a party or by which its respective assets, business, or operations may be bound or affected or under which it or its respective assets, business, or operations receives benefits, and which default is reasonably expected to have either individually or in the aggregate a material adverse effect on the condition (financial or other) of Today's Bancorp or Today's Bank, and, to the best knowledge of Today's Bancorp and Today's Bank there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

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                        4.31     Reports. Today's Bancorp and Today's Bank have filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the SEC; (ii) the Washington Department; (iii) the FDIC; (iv) the FRB and (iv) any other applicable federal or state securities or banking authorities. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all of the requirements of their respective forms and all of the statutes, rules, and regulations enforced or promulgated by the Regulatory Authority with which they were filed. All such reports were true and complete in all material respects and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Today's Bancorp and Today's Bank have previously provided to Riverview and Riverview Community Bank true and correct copies of all such reports and any amendments thereto filed by Today's Bancorp or Today's Bank.

                        4.32     Statements True and Correct. None of the information prepared by, or on behalf of, Today's Bancorp or Today's Bank regarding Today's Bancorp or Today's Bank included in the Proxy Statement/Prospectus mailed to the Today's Bancorp Shareholders in connection with the Shareholders' Meeting, and any other documents filed with the SEC, the Washington Department, the FDIC, the FRB or any other Regulatory Authority in connection with the transaction contemplated herein (if applicable), will be, at the respective times such documents are filed, and, with respect to the Proxy Statement/Prospectus, when first mailed to the Today's Bancorp Shareholders, false or misleading with respect to any material fact, or will omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement/Prospectus or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, false or misleading with respect to any material fact, or omit to state any material fact necessary to make any statements therein, in light of the circumstances under which they were made, not misleading.

                        4.33     Brokers and Finders. Except as set forth in Schedule 4.33, neither Today's Bancorp nor Today's Bank nor any of their respective Officers, directors or employees has employed any broker or finder, or agreed to pay any fees to any director or former director or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder, or director or former director of Today's Bancorp and Today's Bank, has acted directly or indirectly for Today's Bancorp or Today's Bank, in connection with this Merger Agreement or the transactions contemplated hereby.

                        4.34     Derivatives Contracts; Structured Notes; Etc. Neither Today's Bancorp nor Today's Bank is a party to or has agreed to enter into an exchange-traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on the balance sheet and is a derivative contract (including various combinations thereof) (each a "Derivatives Contract") or owns securities that (1) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (2) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes, except for those Derivatives Contracts, structured notes and other instruments legally purchased or entered into in the ordinary course of business, consistent with safe and sound banking practices and regulatory guidance, and listed (as of the date hereof) on Schedule 4.34.

                        4.35     Loans. To the best knowledge of Today's Bancorp, with respect to each loan owned by Today's Bancorp or Today's Bank, as the case may be, in whole or in part: (i) the note and any related mortgage are each legal, valid and binding obligations of the maker or obligor thereof, enforceable against such maker or obligor in accordance with their terms; (ii) neither Today's Bancorp nor any prior holder of a loan has modified the related documents in any material respect or satisfied, canceled or subordinated such mortgage or note except as otherwise disclosed by documents in the applicable loan file; (iii) Today's Bancorp or Today's Bank, as the case may be, is the sole holder of legal and beneficial title to each loan (or Today's Bancorp's applicable participation interest), as applicable and there has not been any assignment or pledge of any loan; and (iv) the note, mortgage and any other collateral documents, copies of which are included in the loan files, are true and correct copies of the documents they purport to be and have not been superseded, amended, modified, canceled or otherwise changed except as disclosed by documents in the applicable loan file.

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                        4.36     Anti-takeover Provisions Inapplicable. Today's Bancorp and Today's Bank have taken or prior to the Effective Time, will have taken, all actions required to exempt Riverview, Riverview Community Bank and the transactions contemplated hereby, from any provisions of an anti-takeover nature contained in their organizational documents, and the provisions of any federal or state "anti-takeover," "fair price," "moratorium," "control share acquisition" or similar laws or regulations.

                        4.37     Expenses.  Schedule 4.37 contains a list of expenses in individual amounts expected to the knowledge of Today's Bancorp's and Today's Bank's management to exceed Five Thousand Dollars ($5,000), and the aggregate amount of all expenses expected to be less than Five Thousand Dollars ($5,000), to be incurred by Today's Bank in connection with the completion of the transactions contemplated by the Merger Agreement and the expenses in connection with the pending claim on Today's Bank blanket bond policy.

ARTICLE 5

COVENANTS OF RIVERVIEW

                        5.1     Regulatory Approvals. Within a reasonable time after execution of this Merger Agreement, Riverview shall file any and all applications with the appropriate government Regulatory Authorities in order to obtain the Government Approvals and shall take such other actions as may be reasonably required to consummate the transactions contemplated in this Merger Agreement and the Plans of Merger with reasonable promptness. Riverview shall pay all fees and expenses arising in connection with such applications for regulatory approval. Riverview agrees to provide the appropriate Regulatory Authorities with the information required by such authorities in connection with Riverview's applications for regulatory approval and Riverview agrees to use its best efforts to obtain such regulatory approvals, and any other approvals and consents as may be required for the Closing, as promptly as practicable; provided, however, that nothing in this Section 5.1 shall be construed to obligate Riverview to take any action to meet any condition required to obtain prior regulatory approval if any such condition materially differs from conditions customarily imposed by such Regulatory Authorities in orders approving acquisitions of the type contemplated by this Merger Agreement, constitutes a significant impediment upon Riverview's ability to carry on its business or acquisition programs (as may be determined in the sole discretion of Riverview) or requires Riverview to increase Riverview Community Bank's capital ratios to amounts in excess of the OTS's minimum capital ratio guidelines which may be in effect from time to time.

                        5.2     Preparation of Registration Statement. Riverview, in cooperation with Today's Bancorp, shall prepare and file with the SEC a Registration Statement on Form S-4 with respect to the shares of Riverview Common Stock to be issued in the Corporate Merger ("Registration Statement"). Such Registration Statement shall contain a Proxy Statement/Prospectus which shall serve as the proxy statement of Today's Bancorp for the Shareholders' Meeting and as the prospectus of Riverview for the shares of Riverview Common Stock to be issued in the Corporate Merger. Riverview shall use its best efforts to cause the Registration Statement to become effective.

                        5.3     Registration Statement Effectiveness. Riverview will advise Today's Bancorp, promptly after Riverview receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the Riverview Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

                        5.4     Employees and Employee Benefits. Upon consummation of the Corporate Merger, all employees of Today's Bancorp and Today's Bank shall be deemed to be at-will employees except for those employees who are parties to a written employment agreement.

                                    (a)     As of the Effective Time, and subject to Sections 5.4(c) and (d) hereof, all employee benefit plans (within the meaning of Section 3(3) of ERISA) sponsored or maintained by Today's Bancorp and Today's Bank shall be terminated. Employees of Today's Bancorp and Today's Bank who continue as employees of Riverview

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and Riverview Community Bank ("Continuing Employees") shall be entitled to participate on an equitable basis in the same benefit plans, programs or policies as are generally available to Riverview's and Riverview Community Bank's employees of similar rank and status. For purposes of eligibility and vesting (but not for the accrual of benefits, under such plans, programs or policies, employees of Today's Bancorp and Today's Bank who continue as Riverview's or Riverview Community Bank's employees will be credited for prior years of service with Today's Bancorp and Today's Bank, and there shall be no exclusion from coverage under Riverview's or Riverview Community Bank's health insurance plan as a result of pre-existing conditions to the extent such conditions were covered under any health insurance plan maintained by Today's Bancorp and Today's Bank prior to the Effective Time.

                                    (b)     Continuing Employees shall not be subject to any waiting periods under the group health plan of Riverview or Riverview Community Bank to the extent that such periods are longer than the periods imposed under the applicable group health plan of Today's Bancorp and Today's Bank. To the extent that the initial period of coverage for Continuing Employees under any plan of Riverview or Riverview Community Bank, whichever is applicable, that is an "Employee Welfare Benefit Plan" as defined in Section 3(1) of ERISA is not a full 12-month period of coverage, Continuing Employees shall be given credit under the applicable welfare plan for any deductibles and co-insurance payments made by such Continuing Employees under the corresponding welfare plan of Today's Bancorp and Today's Bank during the balance of such 12-month period of coverage. Nothing contained herein shall obligate Riverview or Riverview Community Bank to provide or cause to be provided any duplicative benefits. Nothing herein shall alter the power of Riverview or Riverview Community Bank to amend or terminate any of its benefit or welfare plans. Moreover, this Section 5.4(b), shall not confer upon any Continuing Employee any rights or remedies hereunder and shall not constitute a contract of employment or create any rights, to be retained or otherwise, in employment at Riverview or Riverview Community Bank.

                                    (c)     Prior to the Effective Time, Today's Bancorp and Today's Bank shall terminate the Today's Bank 401(k) Profit Sharing Plan (the "401(k) Plan") by proper action of the Board of Directors of Today's Bancorp. In connection with such termination, the 401(k) Plan shall be submitted to the Internal Revenue Service for a determination regarding its qualification upon termination and, upon receipt of a favorable determination letter, distributions shall be made to participants in accordance with ERISA, the Internal Revenue Code and the 401(k) Plan as soon as practicable after the receipt of the determination letter. Neither Riverview nor Riverview Community Bank shall have any obligation to make contributions to the 401(k) Plan after the Effective Time. Participants in the 401(k) Plan who become employees of Riverview will be permitted, subject to the terms of the Riverview 401(k) Plan, to transfer such distributions to the Riverview 401(k) Plan.

                                    (d)     Riverview agrees to honor the terms of the Today's Bancorp employment agreement set forth in Schedule 4.29 (collectively referred to as the "Post-Termination Payments") and no other post-termination agreements, including but not limited to any other employment, severance, directors retirement or deferred compensation agreement provided, however, that (1) the aggregate amount of Post-Termination Payments to be paid to Dan Heine and all other officers as a group by Riverview and Riverview Community Bank shall not exceed Three Hundred and Seventy One Thousand Dollars ($371,000) and One Hundred and Seventy Five Thousand Dollars ($175,000), respectively, and (2) no Post-Termination Payment or other payment shall be paid that would be nondeductible under Section 280G of the Internal Revenue Code, or subject to the excise tax provisions of Section 4999 of the Internal Revenue Code. In the event that Post-Termination Payments must be reduced to comply with this Section 5.4(d), the reduction shall be shared proportionally (based on the current value of the benefits) among those persons entitled to receive Post-Termination Payments, unless there is a written agreement otherwise, in which case the terms of such agreement shall be followed. In the event that Post-Termination Payments must be reduced to comply with this Section 5.4(d), the reduction shall be applied only against the Post-Termination Payments of persons affected by Section 280G limitations of the Internal Revenue Code, proportionately based on the amount of each such person's Post-Termination Payments in excess of the Section 280G limitations. For purposes of applying the limitations of this Section 5.4(d), the limitation of Section 5.4(d)(1) shall be applied before the limitation of Section 5.4(d)(2).

                        5.5     Reasonable Efforts to Close. Subject to the terms and conditions of this Merger Agreement, Riverview agrees to use all its best efforts and to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective,

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with reasonable promptness after the date of this Merger Agreement, the transactions contemplated by this Merger Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining or other order adversely affecting the ability of the Parties to consummate the transaction contemplated by this Merger Agreement; provided, however, that such efforts do not impose unreasonable expense or obligations on Riverview. Riverview shall use, and shall cause each of its Subsidiaries to use, its best efforts to obtain consents of all third parties and Regulatory Authorities necessary or desirable for the consummation of each of the transactions contemplated by this Merger Agreement.

                        5.6     Insurance.

                                    (a)     Riverview, or Today's Bancorp with the consent of Riverview, shall use its best efforts to cause the persons serving as Officers and directors of Today's Bancorp and Today's Bank immediately prior to the Closing Date to be covered for a period of three (3) years after the Closing Date by the current policies of directors' and Officers' liability insurance maintained by Today's Bancorp with respect to acts or omissions occurring prior to the Closing Date which were committed to such Officers and directors in their capacity as such (provided that Riverview may substitute therefor policies of at least the same coverage and amounts containing the terms and conditions which are no less advantageous to such Officers and directors).

                                    (b)     In the event Riverview or any of its successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Riverview assume the obligations set forth in this Section 5.6.

                        5.7     Access. Upon notice of at least 48 hours, Riverview shall afford Today's Bancorp and its representatives access, during normal business hours throughout the period up to the Effective Date of the Corporate Merger, to all of the properties, books and records, provided that no investigation pursuant to this Section 5.7 shall affect or be deemed to modify or waive any representation or warranty made by Riverview in this Merger Agreement or the conditions to the obligations of Riverview to consummate the transactions contemplated by this Merger Agreement.

                        5.8     Conduct of Business. Riverview will not take any action, unless otherwise required by law, rules or regulation, that would (A) materially adversely affect the ability of Riverview to obtain any necessary approvals of the Regulatory Authorities required to consummate the transactions contemplated by this Merger Agreement, or (B) adversely affect its ability to perform its covenants and agreements under this Merger Agreement;

                        5.9     Nasdaq. Riverview shall use its best efforts to have the shares of Riverview Common Stock which are to be issued in exchange for the Stock Election shares approved for listing on the Nasdaq.

ARTICLE 6

COVENANTS OF TODAY'S BANCORP AND TODAY'S BANK

                        6.1     Shareholders' Meeting. Today's Bancorp shall call a meeting of the Today's Bancorp Shareholders to be held as soon as practicable for purposes of voting on the transactions contemplated hereby and Today's Bancorp shall use its best efforts to solicit and obtain the votes of the Today's Bancorp Shareholders in favor of the transactions contemplated hereby and, subject to the exercise of its fiduciary duties, the Board of Directors of Today's Bancorp shall recommend approval of such transactions by such holders. In connection with the Shareholders' Meeting, Riverview and Today's Bancorp shall cooperate in the preparation of the Proxy Statement/Prospectus including the financial information to be contained therein and, with the approval of each of Riverview and Today's Bancorp, which approvals will not be unreasonably withheld, the Proxy Statement/Prospectus will be mailed to the Today's Bancorp Shareholders.

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                        6.2     Conduct of Business -- Affirmative Covenants. Unless the prior written consent of Riverview shall have been obtained, and, except as otherwise contemplated herein:

                                    (a)     Today's Bancorp and Today's Bank shall:

                        (i)     Operate its business only in the usual, regular, and ordinary course;

                        (ii)     Preserve intact its business organizations and assets and to maintain its rights and franchises;

                        (iii)     Take no action, unless otherwise required by law, rules or regulation, that would (A) materially adversely affect the ability of any of them or Riverview to obtain any necessary approvals of Regulatory Authorities required to consummate the transactions contemplated by this Merger Agreement, or (B) adversely affect the ability of such Party to perform its covenants and agreements under this Merger Agreement;

                        (iv)     Except as they may terminate in accordance with their terms, keep in full force and effect, and not default in any of their obligations under, all material contracts;

                        (v)     Keep in full force and effect insurance coverage with responsible insurance carriers which is reasonably adequate in coverage and amount for companies the size of the Today's Bancorp or Today's Bank and for the businesses and properties owned by each and in which each is engaged, to the extent that such insurance is reasonably available;

                        (vi)     Use its best efforts to retain Today's Bank's present customer base and to facilitate the retention of such customers after the Effective Time; and

                        (vii)     Maintain, renew, keep in full force and effect, and preserve its business organization and material rights and franchises, permits and licenses, and to use its best efforts to maintain positive relations with its present employees so that such employees will continue to perform effectively and will be available to Today's Bancorp and Today's Bank or Riverview and Riverview's Subsidiaries at and after the Effective Time, and to use its best efforts to maintain its existing, or substantially equivalent, credit arrangements with banks and other financial institutions and to assure the continuance of Today's Bank's customer relationships.

                                    (b)     Today's Bancorp and Today's Bank agree to use their best efforts to assist Riverview and Riverview Community Bank in obtaining the Government Approvals necessary to complete the transactions contemplated hereby, and Today's Bancorp and Today's Bank shall provide to Riverview and Riverview Community Bank or to the appropriate governmental authorities all information reasonably required to be submitted in connection with obtaining such approvals;

                                    (c)     Today's Bancorp and Today's Bank, at their own cost and expense, shall use their best efforts to secure all consents and releases, if any, of third parties necessary or desirable for the consummation of the transactions contemplated by this Merger Agreement and shall comply with all applicable laws, regulations and rulings in connection with this Merger Agreement and the consummation of the transactions contemplated hereby;

                                    (d)     Today's Bancorp and Today's Bank shall use their best efforts to obtain from each of the Officers and directors of Today's Bancorp not retained by Riverview or Riverview Community Bank and deliver to Riverview an executed non-competition agreement in the form attached hereto as Exhibit E;

                                    (e)     At all times to and including, and as of, the Closing, Today's Bancorp and Today's Bank shall inform Riverview and Riverview Community Bank in writing of any and all facts necessary to amend or

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supplement the representations and warranties made herein and the Schedules attached hereto as necessary so that the representations and warranties and information provided in the schedules remain true and correct in all respects; provided, however, that any such updates to the schedules shall be required prior to the Closing only with respect to matters which represent material changes to the schedules and the information contained therein; and provided further, that before such amendment, supplement or update may be deemed to be a part of this Merger Agreement, Riverview and Riverview Community Bank shall have agreed in writing to each amendment, supplement or update to the schedules made subsequent to the date of this Merger Agreement as an amendment to this Merger Agreement;

                                    (f)     At all times to and including, and as of, the Closing, Today's Bancorp and Today's Bank shall give such further assistance to Riverview and Riverview Community Bank and shall execute, acknowledge and deliver all such documents and instruments as Riverview and Riverview Community Bank may reasonably request and take such further action as may be reasonably necessary or appropriate effectively to consummate the transactions contemplated by this Merger Agreement;

                                    (g)     Between the date of this Merger Agreement and the Closing Date, Today's Bancorp and Today's Bank shall afford Riverview and Riverview Community Bank and its authorized agents and representatives reasonable access during normal business hours to the properties, operations, books, records, contracts, documents, loan files and other information of, or relating to Today's Bancorp and Today's Bank. Today's Bancorp and Today's Bank shall provide reasonable assistance to Riverview and Riverview Community Bank in its investigation of matters relating to Today's Bancorp and Today's Bank;

                                    (h)     Today's Bancorp and Today's Bank have taken or will take all steps necessary to exempt the transactions contemplated by this Merger Agreement from any applicable state takeover or similar law or takeover or similar provision in the charter documents or bylaws of Today's Bancorp and Today's Bank, including without limitation any provisions of the Articles of Incorporation of Today's Bancorp restricting the ownership or acquisition of Today's Bancorp's capital stock or imposing any "fair price" or supermajority director or stockholder vote requirements; and

                                    (i)     Subject to the terms and conditions of this Merger Agreement, Today's Bancorp and Today's Bank agree to use all reasonable efforts and to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective, with reasonable promptness after the date of this Merger Agreement, the transactions contemplated by this Merger Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining or other order adversely affecting the ability of the Parties to consummate the transaction contemplated by this Merger Agreement; provided, however, that such efforts do not impose unreasonable expense or obligations on Today's Bancorp and Today's Bank.

                        6.3     Conduct of Business -- Negative Covenants. From the date of this Merger Agreement until the earlier of the Effective Time or the termination of this Merger Agreement, Today's Bancorp and Today's Bank covenant and agree they will neither do, nor agree or commit to do, any of the following without the prior written consent of the chief executive officer, president, or chief financial officer of Riverview:

                                    (a)     Except as expressly contemplated by this Merger Agreement or the Plans of Merger, amend its Articles of Incorporation or Bylaws; or

                                    (b)     Impose, or suffer the imposition, on any share of capital stock held by it any lien, charge, or encumbrance, or permit any such lien, charge, or encumbrance to exist; or

                                    (c)     (i) Repurchase, redeem, or otherwise acquire or exchange, directly or indirectly, any shares of its capital stock or other equity securities or any securities or instruments convertible into any shares of its capital stock, or any rights or options to acquire any shares of its capital stock or other equity securities except as expressly permitted by this Merger Agreement or the Plans of Merger; or (ii) split or otherwise subdivide its capital stock; or (iii) recapitalize in any way; or (iv) declare a stock dividend on the Today's Bancorp Common Stock; or (v)

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pay or declare a cash dividend or make or declare any other type of distribution on the Today's Bancorp Common Stock; or

                                    (d)     Except as expressly permitted by this Merger Agreement, acquire direct or indirect control over any corporation, association, firm, organization or other entity, other than in connection with (i) mergers, acquisitions, or other transactions approved in writing by Riverview, (ii) internal reorganizations or consolidations involving existing Subsidiaries, (iii) foreclosures in the ordinary course of business and not knowingly exposing it to liability by reason of Hazardous Substances, (iv) acquisitions of control in its fiduciary capacity, or (v) the creation of new subsidiaries organized to conduct or continue activities otherwise permitted by this Merger Agreement; or

                                    (e)     Except as expressly permitted by this Merger Agreement or the Plans of Merger, or pursuant to the exercise of Today's Bancorp Options or Today's Bancorp Warrants that are outstanding on the date of the Merger Agreement or (i) issue, sell, agree to sell, or otherwise dispose of or otherwise permit to become outstanding any additional shares of Today's Bancorp Common Stock or any other capital stock of Today's Bancorp or Today's Bank, or any stock appreciation rights, or any option, warrant, conversion, call, scrip, or other right to acquire any such stock, or any security convertible into any such stock, or (ii) sell, agree to sell, or otherwise dispose of any substantial part of the assets or earning power of Today's Bancorp or Today's Bank; or (iii) sell, agree to sell, or otherwise dispose of any asset of Today's Bancorp or Today's Bank other than in the ordinary course of business for reasonable and adequate consideration; or (iv) buy, agree to buy or otherwise acquire a substantial part of the assets or earning power of any other Person or entity; or

                                    (f)     Incur any additional debt obligation or other obligation for borrowed money except in the ordinary course of the business of Today's Bancorp or Today's Bank consistent with past practices; or

                                    (g)     Grant any increase in compensation or benefits to any of its employees or Officers; pay any bonus; enter into any severance agreements with any of its Officers or employees; grant any increase in fees or other increases in compensation or other benefits to any director of Today's Bancorp or Today's Bank; or effect any change in retirement benefits for any class of its employees or Officers, unless such change is required by applicable law; or

                                    (h)     Hire a new employee with an annual compensation in excess of Twenty-Five Thousand Dollars ($25,000), amend any existing employment contract between it and any person (unless such amendment is required by law); enter into or amend any indemnification agreement with any person; or enter into any new employment contract with any person that Today's Bancorp or Today's Bank (or its successors) does not have the unconditional right to terminate without liability (other than liability for services already rendered), at any time on or after the Effective Time; or

                                    (i)     Adopt any new employee benefit plan or terminate or, except as contemplated by the Merger Agreement, make any material change in or to any existing employee benefit plan other than any change that is required by law or that, in the opinion of counsel, is necessary or advisable to maintain the tax-qualified status of any such plan (except for a termination resulting from Riverview's decision not to continue any such plan); or

                                    (j)     Enter into any new service contracts, purchase or sale agreements or lease agreements that are material to Today's Bancorp or Today's Bank; or

                                    (k)     Make any capital expenditure, except for ordinary purchases, repairs, renewals or replacements in an amount less than Five Thousand Dollars ($5,000) per individual expenditure and Fifteen Thousand Dollars ($15,000) in the aggregate; or

                                    (l)     Other than in the ordinary course of business consistent with past practice, sell, transfer, mortgage, encumber or otherwise dispose of any of its properties, leases or assets to any person, or cancel, release or assign any indebtedness of any person, except pursuant to contracts or agreements in force at the date of this Merger Agreement; or

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                                    (m)     Other than as contemplated by this Merger Agreement, enter into, renew or terminate any material contract or agreement or make any change in or renew any of its material leases or contracts; or

                                    (n)     Initiate or pursue any existing claim including but not limited to claims under the blanket bond policy of Today Bancorp or Today's Bank, or settle any claim, action or proceeding involving any liability of Today's Bancorp or Today's Bank for money damages in excess of Fifteen Thousand Dollars ($15,000) or agree in connection with any such settlement to material restrictions upon the operations of Today's Bancorp or Today's Bank; or

                                    (o)     Change its method of accounting in effect at December 31, 2001, except as required by changes in GAAP as concurred in by Today's Bancorp's independent auditors or as required by regulatory accounting principles or regulatory requirements; or

                                    (p)     Enter into any new activities or lines of business, or cease to conduct any material activities or lines of business that it conducts on the date hereof, or conduct any material business activity not consistent with past practice; or

                                    (q)     Except in the ordinary course of business consistent with past practices, make, renegotiate, renew, increase, extend or purchase any loan, lease (credit equivalent), advance, credit enhancement or other extension of credit, or make any commitment in respect of any of the foregoing;

                                    (r)     Enter into, renew or purchase any investments in equity or Derivatives Contracts; or engage in any forward commitment, futures transaction, financial option transaction, hedging or arbitrage transaction or covered asset trading activities; or

                                    (s)     Purchase any investment securities or make any deposits other than in the ordinary course of business consistent with past practices or make any equity investments; or

                                    (t)     Enter into any transactions other than in the ordinary course of business; or

                                    (u)     Grant or commit to grant any new extension of credit to any Officer, director or holder of five percent (5%) or more of the outstanding Today's Bancorp Common Stock, or to any corporation, partnership, trust or other entity controlled by any such person, if such extension of credit, together with all other credits then outstanding to the same borrower and all affiliated persons of such borrower, would exceed two percent (2%) of the capital of Today's Bank or amend the terms of any such credit outstanding on the date hereof; or

                                    (v)     Sell, purchase, enter into a lease, relocate, open or close any office, or file an application pertaining to such action with any government entity; or

                                    (w)     Settle or compromise any material tax liability or agree to an extension of the statute of limitations with respect to the assessment or determination of any taxes, except in the ordinary course of business, consistent with past practice; or

                                    (x)     Agree in writing or otherwise to take any of the foregoing actions or engage in any activity, enter into any transaction or take or omit to take any other act which would make any of the representations and warranties in Article 4 of this Merger Agreement untrue or incorrect in any material respect if made anew after engaging in such activity, entering into such transaction, or taking or omitting such other act.

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                        6.4     Conduct of Business -- Certain Actions.

                                    (a)     Today's Bancorp and Today's Bank shall not, and shall use their best efforts to ensure that their directors, Officers, employees, and advisors do not, directly or indirectly, institute, solicit, or knowingly encourage (including by way of furnishing any information not legally required to be furnished) any inquiry, discussion, or proposal, or participate in any discussions or negotiations with, or, except for actions reasonably considered by the Boards of Directors of Today's Bancorp and Today's Bank based upon the advice of outside legal counsel to be required in order to fulfill its fiduciary obligations, provide any confidential or non-public information to or negotiate with, any corporation, partnership, person or other entity or group (other than to Riverview or any Riverview Subsidiary) concerning any "Acquisition Proposal" (as defined below). Today's Bancorp and Today's Bank shall notify Riverview and Riverview Community Bank immediately if any Acquisition Proposal has been or should hereafter be received by Today's Bancorp or Today's Bank, such notice to contain, at a minimum, the identity of such persons, and, subject to disclosure being consistent with the fiduciary obligations of Today's Bancorp's and Today's Bank's Boards of Directors, a copy of any written inquiry, the terms of any proposal or inquiry, any information requested or discussions sought to be initiated, and the status of any reports, negotiations or expressions of interest. For purposes of this Section, "Acquisition Proposal" means any tender offer, agreement, understanding or other proposal of any nature pursuant to which any corporation, partnership, person or other entity or group, other than Riverview, Riverview Community Bank or of their respective Subsidiaries, would directly or indirectly (i) acquire or participate in a merger, share exchange, consolidation or any other business combination involving Today's Bancorp or Today's Bank; (ii) acquire the right to vote ten percent (10%) or more of the outstanding Today's Bancorp Common Stock; (iii) acquire a significant portion of the assets or earning power of Today's Bank; or (iv) acquire in excess of ten percent (10%) of the outstanding Today's Bancorp Common Stock.

                                    (b)     Today's Bancorp and Today's Bank shall immediately terminate all negotiations or discussions concerning any Acquisition Proposal with parties other than Riverview and Riverview Community Bank and enforce the terms of all confidentiality agreements with such other parties.

                        6.5     Accruals and Reserves. At the request of Riverview and Riverview Community Bank, Today's Bancorp and Today's Bank shall establish such additional accruals and reserves as may be necessary to conform Today's Bancorp's and Today's Bank's accounting and credit loss reserve practices and methods to those of Riverview and Riverview Community Bank; provided, however, that Today's Bancorp and Today's Bank shall not be required to take such action prior to the receipt of all Government Approvals as contemplated by Section 7.3(b).

                        6.6     Access; Information. Upon reasonable notice, Today's Bancorp and Today's Bank shall afford Riverview and Riverview Community Bank and each of their officers, employees, counsel, accountants and other authorized representatives, access, during normal business hours throughout the period up to the Effective Date of the Corporate Merger, to all of the properties, books, contracts, commitments and records of Today's Bancorp and Today's Bank and, during such period, Today's Bancorp and Today's Bank shall furnish promptly to Riverview and Riverview Community Bank (i) a copy of each material report, schedule and other document filed by Today's Bancorp and Today's Bank with any Regulatory Authority and (ii) all other information concerning the business, properties and personnel of Today's Bancorp and Today's Bank as Riverview and Riverview Community Bank may reasonably request (other than documents or other materials relating to the transaction contemplated herein), provided that no investigation pursuant to this Section 6.6 shall affect or be deemed to modify or waive any representation or warranty made by Today's Bancorp and Today's Bank in this Merger Agreement or the conditions to the obligations of Today's Bancorp and Today's Bank to consummate the transactions contemplated by this Merger Agreement.

                        6.7     Affiliate Agreements. Today's Bancorp will use its best efforts to cause each person who is an affiliate of Today's Bancorp for purposes of Rule 145 under the 1933 Act to execute and deliver to Riverview and Riverview Community Bank on or before the mailing of the Proxy Statement/Prospectus for the Shareholders' Meeting an agreement in the form attached hereto as Exhibit D restricting the disposition of the shares of Riverview Common Stock to be received by such person in exchange for such person's shares of Today's Bancorp Common Stock. Schedule 6.7 hereto lists the affiliates of Today's Bancorp as of the date hereof.

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ARTICLE 7

CONDITIONS TO CLOSING

                        7.1     Conditions to the Obligations of Today's Bancorp and Today's Bank. Unless waived in writing by Today's Bancorp and Today's Bank, the obligations of Today's Bancorp and Today's Bank to consummate the transaction contemplated by this Merger Agreement are subject to the satisfaction at or prior to the Closing Date of the following conditions:

                                        (a)     Performance. Each of the material acts and undertakings of Riverview and Riverview Community Bank to be performed at or prior to the Closing Date pursuant to this Merger Agreement shall have been duly performed;

                                        (b)     Representations and Warranties. The representations and warranties of Riverview and Riverview Community Bank contained in Article 3 of this Merger Agreement shall be true and correct, in all material respects, on and as of the Effective Time with the same effect as though made on and as of the Effective Time;

                                        (c)     Documents. In addition to the other deliveries of Riverview and Riverview Community Bank described elsewhere in this Merger Agreement, Today's Bancorp and Today's Bank shall have received the following documents and instruments:

                                (i)     a certificate signed by the Secretary or an assistant secretary of Riverview and Riverview Community Bank dated as of the Closing Date certifying that:

                            (A)     Riverview's and Riverview Community Bank's Boards of Directors have duly adopted resolutions (copies of which shall be attached to such certificate) approving the substantive terms of this Merger Agreement (including the Plans of Merger) and authorizing the consummation of the transactions contemplated by this Merger Agreement and certifying that such resolutions have not been amended or modified and remain in full force and effect;

                            (B)     each person executing this Merger Agreement on behalf of Riverview and Riverview Community Bank is an officer of Riverview and Riverview Community Bank holding the office or offices specified therein, with full power and authority to execute this Merger Agreement and any and all other documents in connection with the Corporate Merger and the Bank Merger, and that the signature of each person set forth on such certificate is his or her genuine signature; and

                            (C)     the charter documents of Riverview and Riverview Community Bank attached to such certificate remain in full force and effect.

                                (ii)     a certificate signed by the President, Chief Executive Officer or Executive Vice President of Riverview and Riverview Community Bank stating that the conditions set forth in Section 7.1(a) and Section 7.1(b) of this Merger Agreement have been fulfilled;

                                        (d)     Opinion of Riverview's and Riverview Community Bank's Counsel. Today's Bancorp and Today's Bank shall have been furnished with an opinion of counsel to Riverview and Riverview Community Bank, dated as of the Closing Date, addressed to and in form and substance satisfactory to Today's Bancorp and Today's Bank, to the effect that:

                                (i)     Riverview is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington.

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                                (ii)     Riverview Community Bank is a federal stock savings bank duly organized, validly existing and in good standing under the laws of the United States.

                                (iii)     The execution and delivery of the Merger Agreement by Riverview, and the consummation by Riverview and Riverview Community Bank of the transactions provided for therein, have been duly authorized by all requisite corporate action on the part of Riverview and Riverview Community Bank.

                                (iv)     The Merger Agreement has been duly executed and delivered by Riverview and Riverview Community Bank and is a valid and binding obligation of Riverview and Riverview Community Bank enforceable in accordance with its terms, except as the enforceability thereof may be limited by (1) bankruptcy, insolvency, moratorium, reorganization, receivership, conservatorship or similar laws relating to or affecting the enforcement of creditors' rights generally and (2) general principles of equity, whether applied by a court of law or equity.

                                (v)     Except for the filing of Articles of Merger with the Secretary of State for the State of Washington, no consent or approval under any statutory law or regulation applicable to Riverview or Riverview Community Bank, other than such consents and approvals as have been obtained, is required for Riverview and Riverview Community Bank to consummate the transactions provided for in the Merger Agreement.

                        (vi)     The Registration Statement has become effective under the 1933 Act, and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated by the SEC or any state securities or other regulatory authority.

                                (vii)     The shares of Riverview Common Stock to be issued in exchange for shares of Today's Bancorp Common Stock in connection with the consummation of the transactions contemplated in the Merger Agreement have been duly authorized and, when issued in accordance with the terms of the Merger Agreement will be validly issued, fully paid and non-assessable, and conform as to legal matters in all material respects to the description of such shares contained in the Registration Statement.

                Such opinion may (i) expressly rely as to matters of fact upon certificates furnished by appropriate officers of Riverview and Riverview Community Bank or appropriate government officials; (ii) in the case of matters of law governed by the laws of the states in which they are not licensed, reasonably rely upon the opinions of legal counsel duly licensed in such states and may be limited, in any event, to Federal Law and the law of the State of Washington; and (iii) incorporate, be guided by, and be interpreted in accordance with, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                        (e)     Stock Price Termination.  If the average of the closing sales price per share of Riverview Common Stock (as set forth in Section 2.4(b)) is less than $11.18, then Today's Bancorp may, by a vote of a majority of the members of its Board of Directors, terminate this Merger Agreement upon five (5) days prior written notice to Riverview. Provided, however, that Today's Bancorp's notice of election to terminate may be withdrawn at any time within the aforesaid five (5) day period. Prior to Today's Bancorp exercising any right of termination hereunder, Riverview may, at its option, for a period of five (5) days thereafter, offer to distribute to Today's Bancorp shareholders, in connection with the share exchange under Section 2.4 hereof, an additional number of Riverview Common Stock such that the Aggregate Stock Consideration shall equal $6,319,947. If Riverview so elects within such five (5) day period, it shall give prompt written notice to Today's Bancorp of such election and the revised Aggregate Stock Consideration, whereupon no termination shall occur pursuant to this Section 7.1(e) and this Merger Agreement shall remain in effect in accordance with its terms (except as to the modification of the amount of the Aggregate Stock Consideration).

                                        (f)     No Material Adverse Change. No material adverse change in the business, property, assets (including loan portfolios), liabilities (whether absolute, contingent or otherwise), prospects, operations, liquidity, income, or condition (financial or otherwise) of Riverview and Riverview Bank shall have occurred since the date of this

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Merger Agreement other than any changes attributable to law, regulation or GAAP or interpretations thereof of general application to the thrift industry.

                        7.2     Conditions to the Obligations of Riverview and Riverview Community Bank. Unless waived in writing by Riverview and Riverview Community Bank, the obligation of Riverview and Riverview Community Bank to consummate the transactions contemplated by this Merger Agreement is subject to the satisfaction at or prior to the Closing Date of the following conditions:

                                        (a)     Performance. Each of the material acts and undertakings of Today's Bancorp and Today's Bank to be performed at or before the Closing Date pursuant to this Merger Agreement shall have been duly performed;

                                        (b)     Representations and Warranties. The representations and warranties of Today's Bancorp and Today's Bank contained in Article 4 of this Merger Agreement shall be true and correct, in all material respects, on and as of the Closing Date with the same effect as though made on and as of the Closing Date;

                                         (c)     Documents. In addition to the documents described elsewhere in this Merger Agreement, Riverview and Riverview Community Bank shall have received the following documents and instruments:

                                (i)     a certificate signed by the Secretary or an assistant secretary of Today's Bancorp and Today's Bank dated as of the Closing Date certifying that:

                            (A)     Today's Bancorp's and Today's Bank's Boards of Directors and shareholders have duly adopted resolutions (copies of which shall be attached to such certificate) approving the substantive terms of this Merger Agreement (including the Plans of Merger) and authorizing the consummation of the transactions contemplated by this Merger Agreement and certifying that such resolutions have not been amended or modified and remain in full force and effect;

                            (B)     each person executing this Merger Agreement on behalf of Today's Bancorp and Today's Bank, is an Officer of Today's Bancorp or Today's Bank, as the case may be, holding the office or offices specified therein, with full power and authority to execute this Merger Agreement and any and all other documents in connection with the Corporate Merger and the Bank Merger, and that the signature of each person set forth on such certificate is his or her genuine signature; and

                            (C)     the charter documents of Today's Bancorp and Today's Bank attached to such certificate remain in full force and effect; and

                                (ii)     a certificate signed by the President, Chief Executive Officer or an Executive Vice President of Today's Bancorp and Today's Bank stating that the conditions set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(f) this Merger Agreement have been satisfied.

                                (iii)     such other opinions, agreements and certificates as have been agreed to and provided to Riverview in connection with the signing of the Merger Agreement none of which shall have been withdrawn or modified, without Riverview's prior written consent.

                                        (d)     Destruction of Property. Between the date of this Merger Agreement and the Closing Date, there shall have been no damage to or destruction of real property, improvements or personal property of Today's Bancorp and Today's Bank which materially reduces the market value of such property, and no zoning or other order, limitation or restriction imposed against the same that might have a material adverse impact upon the operations, business or prospects of Today's Bancorp and Today's Bank taken as a whole; provided, however, that the availability of insurance coverage shall be taken into account in determining whether there has been such a material adverse impact or material reduction in market value. In the event of such damage, destruction, order, limitation or restriction, Riverview

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and Riverview Community Bank may elect either (i) to close the contemplated transactions in accordance with the terms of this Merger Agreement or (ii) to terminate this Merger Agreement without penalty;

                                        (e)     Inspections Permitted. Between the date of this Merger Agreement and the Closing Date, Today's Bancorp and Today's Bank shall have afforded Riverview and Riverview Community Bank and their authorized agents and representatives reasonable access during normal business hours to the properties, operations, books, records, contracts, documents, loan files and other information of or relating to Today's Bancorp and Today's Bank. Today's Bancorp and Today's Bank shall have caused all Today's Bancorp and Bank personnel to provide reasonable assistance to Riverview and Riverview Community Bank in its investigation of matters relating to Today's Bancorp and Today's Bank;

                                        (f)     No Material Adverse Change. No material adverse change in the business, property, assets (including loan portfolios), liabilities (whether absolute, contingent or otherwise), prospects, operations, liquidity, income, or condition (financial or otherwise) of Today's Bancorp and Today's Bank shall have occurred since the date of this Merger Agreement other than any changes attributable to law, regulation or GAAP or interpretations thereof of general application to the banking industry. In the event of such a material adverse change with respect to Today's Bancorp and Today's Bank, Riverview and Riverview Community Bank may elect either (i) to close the contemplated transactions in accordance with the terms of this Merger Agreement or (ii) to terminate this Merger Agreement without penalty;

                                        (g)     Opinion of Today's Bancorp's and Today's Bank's Counsel. Riverview and Riverview Community Bank shall have been furnished with an opinion of legal counsel to Today's Bancorp and Today's Bank, dated the Closing Date, addressed to and in form and substance satisfactory to Riverview and Riverview Community Bank, to the effect that:

                                (i)     Today's Bancorp is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington.

                                (ii)     Today's Bancorp is a bank holding company, validly existing under the BHCA and is a financial holding company.

                                (iii)     Today's Bank is a commercial bank duly organized, validly existing and in good standing under the laws of the State of Washington.

                                (iv)     Today's Bank is an "insured depository institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder.

                                 (v)     All of the issued Bank Common Stock and Today's Bancorp Common Stock has been validly issued.

                                (vi)     The execution and delivery of the Merger Agreement by Today's Bancorp and Today's Bank, and the consummation by Today's Bancorp and Today's Bank of the transactions provided for therein, have been duly authorized by all requisite corporate action on the part of Today's Bancorp and Today's Bank.

                                (vii)     The Merger Agreement has been duly executed and delivered by Today's Bancorp and Today's Bank and is a valid and binding obligation of Today's Bancorp and Today's Bank enforceable in accordance with its terms, except as the enforceability thereof may be limited by (1) bankruptcy, insolvency, moratorium, reorganization, receivership, conservatorship or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of depository institutions whose accounts are insured by the FDIC and (2) general principles of equity, whether applied by a court of law or equity.

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                                (viii)     The execution, delivery and performance of the Merger Agreement by Today's Bancorp and Today's Bank did not, and the consummation of the transactions contemplated thereby by Today's Bancorp and Today's Bank does not and will not (i) violate any statutory law or regulation applicable to Today's Bancorp or Today's Bank or any judgment, decree or order that specifically names Today's Bancorp or Today's Bank, which violation is reasonably likely, individually or in the aggregate, to have a material adverse effect on the financial condition and results of operations of Today's Bancorp and Today's Bank, taken as a whole; (ii) constitute a breach of or default under any agreement or other arrangement that is listed on Schedule 4.29 to the Merger Agreement, which breach or default is reasonably likely, individually or in the aggregate, to have a material adverse effect on the financial condition or results of operations of Today's Bancorp and Today's Bank, taken as a whole; (iii) violate the Articles of Incorporation or Bylaws of Today's Bancorp or Today's Bank; or (iv) require any consent or approval under any such law or regulation or under any such judgment, decree or order, or the consent or approval of any other party to any such agreement or other arrangement, other than such consents and approvals as have been obtained.

                                (ix)     To the best of such counsel's knowledge: (i) there is no litigation or proceeding against Today's Bancorp or Today's Bank pending before any court or governmental agency which, individually or in the aggregate, is reasonably likely to have a material adverse effect on the financial condition or results of operations of Today's Bancorp and Today's Bank, taken as a whole, or which alleges claims under any fair lending law or other law relating to discrimination, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the CRA and the Home Mortgage Disclosure Act, and no such litigation or proceeding has been threatened; (ii) neither Today's Bancorp nor Today's Bank or any of its or their properties, Officers, directors, or controlling persons is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any Regulatory Authority; and (iii) neither Today's Bancorp nor Today's Bank has been advised by any such Regulatory Authority that such authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter or similar submission.

                                (x)     The Corporate Merger has been duly approved by the Today's Bancorp Shareholders.

                Such opinion may (i) expressly rely as to matters of fact upon certificates furnished by appropriate Officers of Today's Bancorp and Today's Bank or appropriate government officials; (ii) in the case of matters of law governed by the laws of the states in which they are not licensed, reasonably rely upon the opinions of legal counsel duly licensed in such states and may be limited, in any event, to Federal Law and the law of the State of Washington and (iii) incorporate, be guided by, and be interpreted in accordance with, the Legal Opinion Accord of the ABA Section of Business Law (1991);

                                        (h)     Other Business Combinations, Etc. Other than as contemplated hereunder, subsequent to the date of this Merger Agreement, neither Today's Bancorp nor Today's Bank shall have entered into any agreement, letter of intent, understanding or other arrangement pursuant to which Today's Bancorp or Today's Bank would merge; consolidate with; effect a business combination with; sell any substantial part of Today's Bancorp's or Today's Bank's assets; acquire a significant part of the shares or assets of any other Person or entity (financial or otherwise); adopt any "poison pill" or other type of anti-takeover arrangement, any shareholder rights provision, any "golden parachute" or similar program which would have the effect of materially decreasing the value of Today's Bancorp and Today's Bank or the benefits of acquiring the Today's Bancorp Common Stock;

                                        (i)     Maintenance of Certain Covenants, Etc. At the time of Closing (i) neither Today's Bancorp nor Today's Bank shall have issued or repurchased from the date hereof any equity or debt securities, or any rights to purchase or repurchase such securities (therefore, there shall be not more than 1,147,579 shares of Today's Bancorp Common Stock issued and outstanding at the Effective Time, but excludes shares received subsequent to the date of this Merger Agreement pursuant to the exercise of Today's Bancorp Options under the Today's Bancorp Option Plan or pursuant to the exercise of Today's Bancorp Warrants under the Today's Bancorp Warrant Plan; (ii) from December 31, 2001, there shall have been no extraordinary sale of assets; and (iii) the payments to be made under Today's Bancorp's and Today's

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Bank's employment agreements, change in control agreements, directors' retirement plan, defined benefit plan, and all other benefit plans shall not exceed the amounts set forth in Schedule 4.28(d).

                                        (j)     Dissenting Shares. Today's Bancorp Shareholders holding or controlling no more than five percent (5%) of the shares of the Today's Bancorp Common Stock issued and outstanding immediately prior to the Effective Time shall have perfected and maintained in perfected status their dissenters' rights in accordance with the WBCA;

                                        (k)     Accruals and Reserves. Today's Bancorp and Today's Bank shall have established the accruals and reserves described in Section 6.5; and

                                        (l)     Non-competition Agreements. The Non-competition Agreements between Riverview Community Bank and each of the Officers and directors of Today's Bancorp not retained by Riverview or Riverview Community Bank substantially in the form attached as Exhibit E shall have been duly executed and delivered by all parties to such agreements;

                                        (m)     Receipt of Affiliate Agreements. Riverview shall have received from each Affiliate of Today's Bancorp the agreements referred to in Section 6.7; and

                                        (n)     Major Shareholders and Directors. Simultaneous with the execution and delivery of this Merger Agreement, each of the Major Shareholders and directors of Today's Bank shall have executed and delivered to Riverview a Voting Agreement in the form attached hereto as Exhibit C.

                                        (o)     Agreement. Agreements between Riverview and Dennis Hall and Richard High shall have been duly executed and delivered by such employees as of the date of this Merger Agreement and shall not have terminated by such employees.

                        7.3     Conditions to Obligations of All Parties. The obligation of each party to effect the transactions contemplated hereby shall be subject to the fulfillment, at or prior to the Closing, of the following conditions:

                                        (a)     No Pending or Threatened Claims. That no claim, action, suit, investigation or other proceeding shall be pending or threatened before any court or governmental agency which presents a substantial risk of the restraint or prohibition of the transactions contemplated by this Merger Agreement or the obtaining of material damages or other relief in connection therewith; and

                                        (b)     Government Approvals and Acquiescence Obtained. The Parties hereto shall have received all applicable Government Approvals for the consummation of the transactions contemplated herein and all waiting periods incidental to such approvals or notices given shall have expired.

                                        (c)     Effective Registration Statement. The Registration Statement shall have become effective and no stop order or other order suspending the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC or any other Regulatory Authority.

                                        (d)     Tax Opinion. Riverview and Today's Bancorp shall have received an opinion from Breyer & Associates PC to the effect that (i) the Corporate Merger constitutes a reorganization under Section 368 of the Internal Revenue Code, (ii) neither Riverview nor Today's Bancorp will recognize any gain or loss as a result of the Corporate Merger, and (iii) no gain or loss will be recognized by Today's Bancorp Shareholders who are United States citizens or residents (as defined in the opinion) to the extent they receive shares of Riverview Common Stock in exchange for their shares of Today's Bancorp Common Stock, provided, however, that in the event such counsel declines to issue such an opinion, Riverview shall have the right but not the obligation to increase the number of shares as necessary to cause the transaction to qualify for such tax treatment. In rendering their opinion, Breyer & Associates PC may require and rely upon representations contained in certificates of officers of Riverview, Today's Bancorp and others.

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                                        (e)     Shareholder Vote. The Today's Bancorp Shareholders shall have approved of the transactions contemplated hereby by the requisite vote.

                                        (f)     Market Listing. All of the shares of Riverview Common Stock to be issued in the Corporate Merger shall have been qualified for listing on Nasdaq.

ARTICLE 8

TERMINATION

                        8.1     Termination. This Merger Agreement and the Plans of Merger may be terminated at any time prior to the Closing, as follows:

                                        (a)     By mutual consent in writing of the Parties;

                                        (b)     By Riverview and Riverview Community Bank, should Today's Bancorp or Today's Bank fail to conduct its business pursuant to the covenants made in Article 6 if such failure cannot be or has not been cured within thirty (30) days after the giving of written notice to Today's Bancorp by Riverview of such failure;

                                        (c)     By Riverview or Today's Bancorp in the event the Closing shall not have occurred by September 30, 2003, unless the failure of the Closing to occur shall be due to the failure of the Party seeking to terminate this Merger Agreement to perform its obligations hereunder in a timely manner. If Riverview and Riverview Community Bank shall have filed any and all applications to obtain the requisite Government Approvals within sixty (60) days of the date hereof, and if the Closing shall not have occurred solely because of a delay caused by a government regulatory agency or authority in its review of the application before it, then Today's Bancorp and Today's Bank shall, upon Riverview's and Riverview Community Bank's written request, extend the Closing Date until such time as all Government Approvals have been obtained and any stipulated waiting periods have expired;

                                        (d)     By either Riverview or Today's Bancorp, upon written notice to the other Party, upon denial of any Governmental Approval necessary for the consummation of the Corporate Merger or the Bank Merger (or should such approval be conditioned upon a substantial deviation from the transactions contemplated); provided, however, that either Riverview or Today's Bancorp may, upon written notice to the other, extend the term of this Merger Agreement for only one sixty (60) day period to prosecute diligently and overturn such denial, provided that such denial has been appealed within ten (10) business days of the receipt thereof;

                                        (e)     By Riverview in the event the conditions set forth in Section 7.2 or Section 7.3 are not satisfied in all material respects as of the Closing Date, or by Today's Bancorp if the conditions set forth in Section 7.1 or Section 7.3 are not satisfied in all material respects as of the Closing Date, and such failure has not been waived prior to the Closing;

                                        (f)     By Riverview or Today's Bancorp in the event that there shall have been a material adverse change in the business, property, assets (including loan portfolios), liabilities (whether absolute, accrued, contingent or otherwise), prospects, operations, liquidity, income, condition (financial or otherwise) of the other party, on a consolidated basis, other than any changes attributable to law, regulation or GAAP or interpretations thereof of general application to the banking industry;

                                        (g)     By Riverview or Today's Bancorp in the event that there shall have been a material breach of any obligation of the other Party hereunder and such breach shall not have been remedied within thirty (30) days after receipt by the breaching Party of written notice from the other Party specifying the nature of such breach and requesting that it be remedied;

                                        (h)     By Riverview should Today's Bancorp or Today's Bank enter into any letter of intent or agreement with a view to being acquired by or effecting a business combination with any other Person; or any

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agreement to merge, to consolidate, to combine or to sell a material portion of its assets or to be acquired in any other manner by any other Person or to acquire a material amount of assets or a material equity position in any other Person, whether financial or otherwise;

                                        (i)     By Riverview should Today's Bancorp or Today's Bank enter into any formal agreement, letter of understanding, supervisory agreement, cease and desist order, consent agreement, memorandum or other similar arrangement with any bank regulatory agency; or

                                        (j)     By Riverview should there be any claim, action, suit, investigation or other proceeding concerning state or federal securities law matters pending or threatened before any court or governmental agency against either Today's Bancorp or Today's Bank, or their respective officers and directors for their service as officers or directors of Today's Bancorp or Today's Bank.

                If a Party should elect to terminate this Merger Agreement pursuant to subsections (b), (c), (d), (e), (f), (g), (h), (i) or (j) of this Section 8.1, it shall give notice to the other Party, in writing, of its election in the manner prescribed in Section 9.1 ("Notices") of this Merger Agreement.

                        8.2     Effect of Termination. In the event that this Merger Agreement should be terminated pursuant to Section 8.1 hereof, all further obligations of the Parties under this Merger Agreement shall terminate without further liability of any Party to another, other than pursuant to Section 8.3 hereof; provided, however, that a termination under Section 8.1 hereof shall not relieve any Party of any liability for a breach of this Merger Agreement or for any misstatement or misrepresentation made hereunder prior to such termination, or be deemed to constitute a waiver of any available remedy for any such breach, misstatement or misrepresentation.

                        8.3     Riverview Fee. Today's Bancorp and Today's Bank hereby agree to pay Riverview and Riverview Community Bank on demand (and in no event more than three days after such demand) in immediately available funds, the greater of Eight Hundred Fifty Thousand Dollars ($850,000) or Riverview's costs that have been incurred in connection with this transaction (the "Riverview Fee") if within eighteen (18) months after the date hereof the Corporate Merger has not been completed and there occurs any of the events set forth in subparagraphs (a), (b) or (c) below. For purposes of this Section 8.3, Riverview's costs shall include but not be limited to fees and expenses of its investment advisors, fees and expenses of its counsel, fees and expenses of its accountants, printing, postage and mailing of the proxy materials for the Today's Bancorp Shareholders' Meeting to approve the transaction, and registration and filing fees.

                                        (a)     After any person other than Riverview or an Affiliate of Riverview acquires beneficial ownership of twenty five percent (25%) or more of the then-outstanding Today's Bancorp Common Stock; or

                                        (b)     Today's Bancorp or Today's Bank, without having received Riverview's and Riverview Community Bank's prior written consent, enters into an agreement to engage in an Acquisition Transaction (as defined below) with any person (the term "person" for purposes of this Section 8.3(b) having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the 1934 Act and the rules and regulations thereunder) other than Riverview and Riverview Community Bank or any of their respective Subsidiaries, or Today's Bancorp's Board of Directors recommends that the Today's Bancorp Shareholders approve or accept any Acquisition Transaction with any person other than Riverview and Riverview Community Bank or any of their respective Subsidiaries. For purposes of this Section, "Acquisition Transaction" shall mean (a) a merger or consolidation, or any similar transaction, involving Today's Bancorp or Today's Bank, (b) a purchase, lease or other acquisition of all or substantially all of the assets of Today's Bancorp or Today's Bank, or (c) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing fifteen percent (15%) or more of the voting power of Today's Bancorp or Today's Bank; or

                                        (c)     A bona fide proposal is made by a third party to Today's Bancorp or Today's Bank to engage in an Acquisition Transaction and after such proposal is made any of the following events occurs: Today's Bancorp or Today's Bank breaches this Merger Agreement and such breach entitles Riverview and Riverview Community Bank to

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terminate this Merger Agreement; the Today's Bancorp Shareholders do not approve this Merger Agreement at the Shareholders' Meeting; the Shareholders' Meeting is not held or is canceled prior to termination of this Merger Agreement for reasons other than the fault of Riverview and Riverview Community Bank; or Today's Bancorp's Board of Directors modifies in a manner adverse to Riverview and Riverview Community Bank its recommendation with respect to this Merger Agreement.

                Notwithstanding the foregoing, Today's Bancorp and Today's Bank shall not be obligated to pay to Riverview and Riverview Community Bank the Riverview Fee if, prior to the occurrence of any of the events specified in Section 8.3(a), (b) or (c), either (i) Riverview terminates the Merger Agreement in accordance with the terms hereof other than pursuant to Section 8.1(g) hereof as a result of a breach of any obligation of Today's Bancorp or Today's Bank hereunder or (ii) Today's Bancorp validly terminates this Merger Agreement pursuant to Section 8.1(a), (c), (d), (e) or (g) (but only pursuant to Section 8.1(g) in the event that Riverview or Riverview Community Bank materially breaches a representation, warranty or covenant contained herein and, as a result thereof, Today's Bancorp exercises its right to terminate this Merger Agreement under Section 8.1(g) at a time when Riverview and Riverview Community Bank were not entitled to terminate this Merger Agreement under Section 8.1(g)). The parties further agree that this Section 8.3 is without prejudice to any other rights that the parties hereto may have for any failure to perform this Merger Agreement.

ARTICLE 9

GENERAL PROVISIONS

                        9.1     Notices. Any notice, request, demand and other communication which either Party hereto may desire or may be required hereunder to give shall be in writing and shall be deemed to be duly given if delivered personally or mailed by certified or registered mail (postage prepaid, return receipt requested), air courier or facsimile transmission, addressed or transmitted to such other Party as follows:

If to Today's Bancorp and Today's Bank:       Today's Bancorp, Inc.
                                                                                204 SE Park Plaza Drive, #109
                                                                                Vancouver, Washington 98668-2669
                                                                                Fax:       (360) 258-3445
                                                                                Attn:     Dan Heine, President and
                                                                                              Chief Executive Officer

With copies to:                                                    Foster, Pepper & Tooze LLP
                                                                               101 SW Main Street
                                                                                15th Floor
                                                                                Portland, Oregon 97204
                                                                                Fax:       (503) 221-1510
                                                                                Attn:     Gordon E. Crim, Esq.

If to Riverview and
            Riverview Community Bank:                  Riverview Bancorp, Inc.
                                                                                900 Washington Street
                                                                                Suite 900
                                                                                Vancouver, Washington 98660
                                                                                Fax:       (360) 693-6275
                                                                                Attn:     Patrick Sheaffer, Chairman of the Board and
                                                                                              Chief Executive Officer

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With a copy to:                                                     Breyer & Associates PC
                                                                                 8180 Greensboro Drive
                                                                                 Suite 785
                                                                                 McLean, Virginia 22102
                                                                                 Fax:       (703) 883-2511
                                                                                 Attn:     John F. Breyer, Jr., Esq.

or to such other address as any Party hereto may hereafter designate to the other Parties in writing. Notice shall be deemed to have been given on the date reflected in the proof or evidence of delivery, or if none, on the date actually received.

                        9.2     Assignability and Parties in Interest. This Merger Agreement shall not be assignable by any of the Parties hereto; provided, however, that Riverview and Riverview Community Bank may assign, set over and transfer all, or any part of their rights and obligations under this Merger Agreement to any one or more of their present or future Affiliates. This Merger Agreement shall inure to the benefit of, and be binding only upon the Parties hereto and their respective successors and permitted assigns and no other Persons.

                        9.3     Governing Law. This Merger Agreement shall be governed by, and construed and enforced in accordance with, the internal laws, and not the laws pertaining to choice or conflicts of laws, of the State of Washington, unless and to the extent that federal law controls. Any dispute arising between the Parties in connection with the transactions which are the subject of this Merger Agreement shall be heard in a court of competent jurisdiction located in Clark County, Washington.

                        9.4     Counterparts. This Merger Agreement may be executed simultaneously in one or more counterparts (any of which may be facsimile copies), each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

                        9.5     Publicity. The Parties agree that press releases and other public announcements to be made by any of them with respect to the transactions contemplated hereby shall be subject to mutual agreement.

                        9.6     Entire Agreement. This Merger Agreement, together with the Confidentiality Agreement dated October 2, 2002 between the Parties and the Plans of Merger which are attached as Exhibit A and Exhibit B hereto, the schedules, exhibits and certificates required to be delivered hereunder and any amendments or addenda hereafter executed and delivered in accordance with Section 9.8 hereof constitute the entire agreement of the Parties hereto pertaining to the transaction contemplated hereby and supersede all prior written and oral (and all contemporaneous oral) agreements and understandings of the Parties hereto concerning the subject matter hereof. The schedules, annexes, exhibits and certificates attached hereto or furnished pursuant to this Merger Agreement are hereby incorporated as integral parts of this Merger Agreement. Except as provided herein, by specific language and not by mere implication, this Merger Agreement is not intended to confer upon any other person not a Party to this Merger Agreement any rights or remedies hereunder.

                        9.7     Severability. If any portion or provision of this Merger Agreement should be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any jurisdiction, such portion or provision shall be ineffective as to that jurisdiction to the extent of such invalidity, illegality or unenforceability, without affecting in any way the validity or enforceability of the remaining portions or provisions hereof in such jurisdiction or rendering that or any other portions or provisions of this Merger Agreement invalid, illegal or unenforceable in any other jurisdiction.

                        9.8     Modifications, Amendments and Waivers. At any time prior to the Closing or termination of this Merger Agreement, the Parties may, solely by written agreement executed by their duly authorized officers:

                                         (a)     extend the time for the performance of any of the obligations or other acts of the other Party hereto;

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                                        (b)     waive any inaccuracies in the representations and warranties made by the other Party contained in this Merger Agreement or in the schedules or exhibits hereto or any other document delivered pursuant to this Merger Agreement;

                                        (c)     waive compliance with any of the covenants or agreements of the other Party contained in this Merger Agreement; and

                                        (d)     amend or add to any provision of this Merger Agreement or the Plans of Merger; provided, however, that no provision of this Merger Agreement may be amended or added to except by an agreement in writing signed by the Parties hereto or their respective successors in interest and expressly stating that it is an amendment to this Merger Agreement.

                        9.9     Interpretation. The headings contained in this Merger Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Merger Agreement.

                        9.10     Payment of Expenses. Except as set forth herein, Riverview, Riverview Community Bank and Today's Bancorp and Today's Bank shall each pay its own fees and expenses (including, without limitation, legal fees and expenses) incurred by it in connection with the transactions contemplated hereunder.

                        9.11     Equitable Remedies. The Parties hereto agree that, in the event of a breach of this Merger Agreement by Today's Bancorp and Today's Bank, Riverview and Riverview Community Bank will be without an adequate remedy at law by reason of the unique nature of Today's Bancorp and Today's Bank. In recognition thereof, in addition to (and not in lieu of) any remedies at law which may be available to Riverview, Riverview shall be entitled, at its sole discretion, either (i) to obtain equitable relief, including the remedies of specific performance and injunction, in the event of a breach of this Merger Agreement by Today's Bancorp or Today's Bank or (ii) if applicable, to receive the payment described in Section 8.3 hereof. Today's Bancorp and Today's Bank covenant that they shall not contend in any such proceeding that Riverview and Riverview Community Bank are not entitled to a decree of specific performance by reason of having an adequate remedy at law. Notwithstanding the foregoing, if Today's Bancorp and Today's Bank accept an Acquisition Proposal from a third party and Riverview and Riverview Community Bank receive an opinion of counsel from Today's Bancorp and Today's Bank that the failure of the Boards of Directors of Today's Bancorp and Today's Bank to accept such Acquisition Proposal would constitute a breach of such directors' fiduciary duty to the Today's Bancorp Shareholders, Riverview and Riverview Community Bank shall not be entitled to the equitable remedy of specific performance. No attempt on the part of Riverview and Riverview Community Bank to obtain such equitable relief shall be deemed to constitute an election of remedies by Riverview which would preclude Riverview from obtaining any remedies at law to which they would otherwise be entitled.

                        9.12     Attorneys' Fees. If any Party hereto shall bring an action at law or in equity to enforce its rights under this Merger Agreement (including an action based upon a misrepresentation or the breach of any warranty, covenant, agreement or obligation contained herein), the prevailing Party in such action shall be entitled to recover from the other Party its reasonable costs and expenses necessarily incurred in connection with such action (including fees, disbursements and expenses of attorneys and costs of investigation).

                        9.13     No Waiver. No failure, delay or omission of or by any Party in exercising any right, power or remedy upon any breach or default of any other Party shall impair any such rights, powers or remedies of the Party not in breach or default, nor shall it be construed to be a waiver of any such right, power or remedy, or an acquiescence in any similar breach or default; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any provisions of this Merger Agreement must be in writing and must be executed by the Parties to this Merger Agreement and shall be effective only to the extent specifically set forth in such writing.

                        9.14     Remedies Cumulative. All remedies provided in this Merger Agreement, by law, equity or otherwise, shall be cumulative and not alternative.

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                        9.15     Non-Survival of Representations and Warranties. No representations and warranties made by the Parties hereto or in any instrument or document furnished in connection herewith shall survive the Closing. This Section 9.15 shall not apply to covenants and agreements which by their terms are intended to be performed after the Closing or the termination of this Merger Agreement. Nothing in this Section 9.15 shall limit Today's Bancorp's and Today's Bank's or Riverview's and Riverview Community Bank's rights or remedies for misrepresentations, breaches of this Merger Agreement or any other improper action or inaction by the other Party hereto prior to its termination.

* * * * *

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            IN WITNESS WHEREOF, each of the Parties hereto has duly executed and delivered this Merger Agreement or has caused this Merger Agreement to be executed and delivered in its name and on its behalf by its representative thereunto duly authorized, all as of the date first written above.

                                                                                                        TODAY'S BANCORP, INC.

                                                                                                        By:     /s/Dan Heine
                                                                                                                  Dan Heine
                                                                                                        Its:     President and Chief Executive Officer

ATTEST:

/s/Fred Zack
Fred Zack, Vice President

                                                                                                         TODAY'S BANK

                                                                                                          By:    /s/Dan Heine
                                                                                                                    Dan Heine
                                                                                                          Its:     President and Chief Executive Officer

ATTEST:

/s/Fred Zack
Fred Zack, Vice President

                                                                                RIVERVIEW BANCORP, INC.

                                                                                                          By:    /s/Patrick Sheaffer
                                                                                                                    Patrick Sheaffer
                                                                                                          Its:     Chairman and Chief Executive Officer

ATTEST:

/s/Phyllis Kreibich
Phyllis Kreibich, Secretary

                                                                                                           RIVERVIEW COMMUNITY BANK

                                                                                                            By:    /s/Patrick Sheaffer
                                                                                                                      Patrick Sheaffer
                                                                                                            Its:     Chairman and Chief Executive Officer

ATTEST:

/s/Phyllis Kreibich
Phyllis Kreibich, Secretary

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EXHIBIT 99

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RIVERVIEW BANCORP, INC. TO ACQUIRE
TODAY'S BANCORP, INC.

VANCOUVER, WA - February 6, 2003
Riverview Bancorp, Inc. (Nasdaq:RVSB), parent company of Riverview Community Bank, Vancouver, Washington, announced today that it has signed a definitive merger agreement with Today's Bancorp, Inc., parent of Today's Bank, Vancouver, Washington. Under the agreement, Today's Bancorp will merge into Riverview Bancorp in a transaction valued at approximately $16.7 million. Upon completion of the merger, shareholders of Today's Bancorp will be entitled to receive either cash or shares of Riverview Bancorp common stock in exchange for each share of Today's Bancorp common stock. The transaction will increase Riverview Bancorp's assets from $422 million as of December 31, 2002 to approximately $544 million and increase its number of banking offices from 12 to 14.

Patrick Sheaffer, Chairman and Chief Executive Officer of Riverview Bancorp stated, "We are very pleased to announce our agreement for Today's Bancorp to merge into Riverview Bancorp. Riverview has the same mission as Today's Bank. We are local, independent financial institutions serving business and retail financial needs, using local decision-making. This merger of two community-oriented institutions represents a natural extension of our franchise and will give our combined company a stronger presence as a business and retail commercial bank in the growing Vancouver and Clark County market area."

"We believe that this transaction is an excellent opportunity for all of our stakeholders, including shareholders, customers, employees, and our entire community," said Dan Heine, President and Chief Executive Officer of Today's Bancorp. "We view Riverview as one of the premier banking organizations in this region. Our collective commitments to maximizing shareholder value, as well as preserving a community bank atmosphere with its high quality of service, will be enhanced by this merger. All customers will benefit from the expanded network of 14 Riverview Community Bank offices, and they will have access to a greater selection of services. Among the services new to Today's Bank customers will be the trust and asset management services available with Riverview Asset Management Corp." (RAMCorp is a subsidiary of Riverview Community Bank.)

Riverview Bancorp is the savings and loan holding company for Riverview Community Bank, which operates out of its home office in Vancouver, and 12 branch offices throughout southwest Washington. At December 31, 2002, Riverview Bancorp had total

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February 6, 2003

assets of $422 million and total deposits of $314 million. Riverview Bancorp expects that it will recognize in the first year following the completion of the merger savings of approximately 30% of Today's Bancorp consolidated expenses, and that the merger will be accretive to earnings per share during that period.

Today's Bancorp is the bank holding company for Today's Bank. Today's Bank, which began operations in 1999, operates out of four offices in Vancouver, Washington. At December 31, 2002, Today's Bancorp had total assets of $122 million, total deposits of $113 million and shareholders equity of $8.7 million.

The merger, which has been unanimously approved by the directors of both companies, is subject to certain conditions, including the approval of the shareholders of Today's Bancorp, the receipt of regulatory approvals, and the registration of the shares to be issued in the merger with the Securities and Exchange Commission. The merger is expected to be completed in the second calendar quarter of 2003.

Forward-Looking Statements

This news release contains certain forward-looking statements about the proposed merger of Riverview Bancorp and Today's Bancorp. These statements include statements regarding the anticipated closing date of the transaction and anticipated future results. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Certain factors that could cause actual results to differ materially from expected results include delays in completing the merger, difficulties in achieving cost savings from the merger or in achieving such cost savings within the expected time frame, difficulties in integrating Riverview Bancorp and Today's Bancorp, changes in asset quality, increased competitive pressures, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business in which Riverview Bancorp and Today's Bancorp are engaged, and changes in the securities markets. Additional factors that could cause actual results to differ materially are disclosed in Riverview Bancorp's recent filings with the SEC, including but not limited to Annual Reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

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February 6, 2003

Additional Information About the Merger and Where to Find It

Shareholders of Today's Bancorp, and other investors, are urged to read the proxy statement/prospectus that will be included in the registration statement on Form S-4, which Riverview Bancorp will file with the Securities and Exchange Commission to register shares of Riverview Bancorp common stock to be issued in the merger. The proxy statement/prospectus will be sent to shareholders, in connection with a special meeting of shareholders of Today's Bancorp to vote on the proposed merger. The proxy statement/prospectus will contain important information about Riverview Bancorp, Today's Bancorp, the merger, the persons soliciting proxies in the merger and their interests in the merger and related matters. Investors can obtain all documents filed with the SEC by Riverview Bancorp free of charge at the SEC's website, www.sec.gov. In addition, documents filed with the SEC by Riverview Bancorp are available free of charge from the Corporate Secretary of Riverview Bancorp, at 900 Washington, Suite 900, Vancouver, Washington 98660, telephone (360) 693-6650. We urge investors to read the proxy statement/prospectus carefully before making a decision concerning the merger because it will contain important information.

Contact:

Riverview Bancorp, Inc.
Patrick Sheaffer, 360/693-6650
Chairman and Chief Executive Officer
        or
Today's Bancorp, Inc.
Dan Heine, 360/258-6329
President and Chief Executive Officer
        or
Riverview Bancorp, Inc.
Ron Wysaske, 360/693-6650
EVP/ Chief Financial Officer

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